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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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USG Corporation

(Name of Registrant as Specified In Its Charter)

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March 31, 2006
Dear Fellow Stockholder:
      You are cordially invited to attend the USG Corporation annual meeting of stockholders at 9:00 a.m. (Chicago time) on Wednesday, May 10, 2006, in USG Corporation’s third-floor Business Library at 125 South Franklin Street, Chicago, Illinois. The attached Notice of Annual Meeting and proxy statement describe all known items to be acted upon by stockholders at the meeting.
      It is important that your shares are represented at the annual meeting, whether or not you plan to attend. To ensure your shares will be represented, we ask that you vote your shares using the enclosed proxy form for registered stockholders or the proxy voting instruction form for stockholders who hold shares through a broker or other nominee. If you vote by Internet or telephone, it is not necessary for you to return your proxy form or voting instruction form in the mail. Please vote your shares as soon as possible. This is your annual meeting and your participation is important.
      If you are a registered stockholder and plan to attend the annual meeting, you will be required to present the detachable bottom portion of the enclosed proxy form to gain admission. If you hold shares through a broker or other nominee, you will be required to present a current statement from that institution showing a USG stockholding or the non-voting portion of the voting instruction form you may receive through that entity. Please note that the document evidencing your shareholdings, to be used to gain entry to the meeting, is non-transferable.
      Please vote your shares promptly and join us at the meeting.
Sincerely,
William C. Foote
Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
VOTING YOUR SHARES
PROXY STATEMENT AND PROXY
PRINCIPAL STOCKHOLDERS
PROPOSAL NO. 1 -- ELECTION OF DIRECTORS
NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS IN 2006 FOR A THREE-YEAR TERM TO EXPIRE IN 2008
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPENSATION OF EXECUTIVE OFFICERS
COMPENSATION AND ORGANIZATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PROPOSAL NO. 2 -- APPROVAL OF THE USG CORPORATION MANAGEMENT INCENTIVE PLAN
PROPOSAL NO. 3 -- APPROVAL OF THE USG CORPORATION LONG-TERM INCENTIVE PLAN
AUDIT COMMITTEE REPORT
PERFORMANCE GRAPH
PROPOSAL NO. 4 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ADDITIONAL INFORMATION
DEADLINE FOR STOCKHOLDER PROPOSALS
Annex B

125 South Franklin Street	USG Corporation	Chicago, IL 60606-4678
NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS
      The USG Corporation annual meeting of stockholders will be held at its headquarters in the third-floor Business Library, 125 South Franklin Street, Chicago, Illinois, 60606-4678, on Wednesday, May 10, 2006, at 9:00 a.m., Central Standard Time, for the following purposes:

1.	To elect four directors for a term of three years, pursuant to the Corporation’s by-laws.

2.	To consider approval of the USG Corporation Management Incentive Plan.

3.	To consider approval of the USG Corporation Long-Term Incentive Plan.

4.	To consider ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for the year ending December 31, 2006.

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
      Pursuant to the Corporation’s by-laws, any matter to be presented at the meeting for consideration and with a view to obtaining a vote thereon must have satisfied the procedural and legal requirements referred to in the accompanying proxy statement and must be introduced by a motion, which must be seconded, before it may be considered or before a vote on it may be taken.
      The Board of Directors has fixed the close of business on March 15, 2006, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.
      A list of stockholders entitled to vote at the meeting and the number of shares registered in the name of each stockholder will be available for examination by any stockholder at the Corporation’s office of the Corporate Secretary, 125 South Franklin Street, Chicago, Illinois, 60606-4678, during ordinary business hours beginning April 28, 2006, and running throughout the course of the meeting.

By order of the Board of Directors

J. E. Schaal
Corporate Secretary
March 31, 2006
PLEASE VOTE YOUR SHARES PROMPTLY

VOTING YOUR SHARES
      The following subsections titled Registered Stockholders, Beneficial Stockholders, and USG Corporation Investment Plan Participants are intended to assist stockholders in voting their shares. Information about broker non-votes and abstentions, as well as proxy revocations and USG Corporation Investment Plan share units is located under the section titled PROXY STATEMENT AND PROXY below.
Registered Stockholders
      If your share holding is evidenced by a certificate or is through the direct stock purchase plan, you will receive a proxy voting form from Computershare Investor Services, the Corporation’s common stock transfer agent and registrar, showing the number of shares you own, your address, and each of the items to be voted upon at this year’s annual meeting. Please mark the voting portion of the proxy voting form, at each space provided, indicating how you would like your shares to be voted for each item presented and return the detachable voting portion to Computershare Investor Services using the envelope provided. Directions for voting by telephone or the Internet are located on the bottom portion of the proxy form. If you plan to attend the annual meeting, please mark that space on the proxy voting form and remember to bring the non-voting portion of the proxy voting form to the annual meeting to gain admission. Any questions you may have about your stock certificate or registered address may be directed to Computershare Investor Services at the address or phone number shown on the proxy voting form.
Beneficial Stockholders
      If you hold shares through a brokerage firm, bank, or other nominee, you will receive a voting instruction form from that institution showing the number of shares you own and each of the items to be voted upon at this year’s annual meeting. Please mark the voting portion of the voting instruction form, at each space provided, indicating how you would like your shares to be voted for each item presented and return the detachable voting portion of the voting instruction form to ADP Investor Communications, or other institution, using the envelope provided. Instructions for voting by telephone or the Internet should be located on the voting instruction form. If you plan to attend the annual meeting, please mark that space on the voting instruction form and remember to bring the non-voting portion of the voting instruction form, or a current statement from your broker or nominee showing your USG stockholding to the annual meeting to gain admission. Any questions you may have about your beneficial stockholdings or your address should be directed to your broker, bank, or nominee.
      If you have deposited your stock certificate with a broker, bank, or nominee and the name and address that appears on the certificate is yours, Computershare Investor Services will forward directly to you a proxy voting form for the voting of those shares consistent with the methods described above under the section titled Registered Stockholders.
USG Corporation Investment Plan Participants
      Share units owned by employees through the USG Corporation Investment Plan will be shown on a proxy voting form issued to Investment Plan participants by Computershare Investor Services, the Investment Plan proxy tabulator, in a manner consistent with the methods described above under the section titled Registered Stockholders.

PROXY STATEMENT AND PROXY
      This proxy statement has been prepared by the management of USG Corporation (the “Corporation”). It is being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors (the “Board”) for use at the Corporation’s annual meeting of stockholders to be held on May 10, 2006, and any adjournment or postponement thereof. The notice of the annual meeting accompanies this proxy statement. The Corporation intends to commence distribution of this proxy statement, together with the notice, proxy, and any accompanying materials, on or about March 31, 2006.
      The Board has selected the close of business on March 15, 2006 (the “Record Date”) as the time for determining the holders of record of the Corporation’s common stock, par value $0.10 per share (the “Common Stock”), entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. On the Record Date, the Corporation had outstanding 44,793,671 shares of Common Stock and those are the only securities of the Corporation entitled to vote at the annual meeting or any adjournment or postponement thereof. A majority of the shares entitled to vote at the meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for purposes of determining whether there is a quorum.
      Each share of Common Stock outstanding on the Record Date is entitled to one vote on each proposal. In the election of directors, each stockholder has the right to vote the number of shares he, she, or it owns for as many persons as there are directors to be elected. The affirmative vote of the holders of a majority of the stock entitled to vote, and present in person or represented by proxy, is required for election of directors and for ratification of the appointment of independent public accountants and for approval of the USG Corporation Management Incentive Plan and the USG Corporation Long-Term Incentive Plan. Broker non-votes (the failure to vote shares held of record by nominees due to a lack of both discretionary authority and instructions from the beneficial owners) with respect to any matter are not considered part of the “voting power present” with respect to such matter and will not affect the outcome of the vote on such matter. Abstentions are not treated as votes cast for, or against, the election of directors or a particular matter, as the case may be, but they are treated as part of the “voting power present” with respect to such matter and therefore have the same legal effect as a vote against such matter. Stockholders whose shares are registered in their own name may vote by proxy through the mail, by telephone, or the Internet by following the instructions included in the proxy form provided. Stockholders whose shares are held in “street name” (held through a broker or other nominee) may vote by proxy by following the instructions included with their voting instruction form.
      Any persons whose shares are held of record in their name may revoke their proxy at any time before it has been voted by (i) giving written notice of revocation to the Corporation’s Corporate Secretary, (ii) submitting to the Corporation a valid proxy voting the same shares and bearing a later date, or (iii) voting by ballot at the annual meeting. Any persons whose shares are held in “street name” must contact their broker or nominee to revoke a proxy.
      All proxies received (and not revoked), pursuant to this solicitation, will be voted by the individuals named in the proxy, except for matters where authority to vote is specifically withheld and except for matters on which the person solicited specifies a choice, in which case the proxy will be voted in accordance with such specification. If no instructions are given, and authority is not withheld, the individuals named in the proxy solicited by the Board intend to vote for the director nominees, for approval of the USG Corporation Management Incentive Plan, for approval of the USG Corporation Long-Term Incentive Plan, and for the ratification of the appointment of the independent public accountants as shown below.
      The Northern Trust Company, as trustee (the “Trustee”) of the USG Corporation Investment Plan (the “Plan”) held of record 238,748 shares of Common Stock on the Record Date or approximately 0.53% of all common shares outstanding. The Trustee, as of the Record Date, intends to vote Plan shares in accordance with instructions given by Plan participants. Plan shares not allocated, and Plan shares for which no instructions are received, will be voted by the Trustee proportionately to reflect the results indicated by participant directions in the same proportion as those shares for which instructions are received. The Trustee shall act as provided above, unless it is required to act otherwise by law. Plan participants may revoke previously submitted voting instructions by filing with the Trustee’s tabulating agent (Computershare Document Services, Attn: Proxy Unit, 7600 South Grant Street, Burr Ridge, IL 60527) either a written notice of revocation or a properly completed and signed Trustee issued proxy form bearing a later date.
      Except as otherwise expressly indicated, all information in this proxy statement is provided as of the Record Date.
PRINCIPAL STOCKHOLDERS
      The following table lists the beneficial ownership of Common Stock with respect to all persons known by the Corporation to be the beneficial owner of more than 5% of its Common Stock outstanding on the Record Date. The information shown is based on the respective person’s Schedule 13D or 13G as filed with the Securities and Exchange Commission.

Name and Address	Amount of
of Beneficial Owner	Beneficial Ownership	Percent of Class

Berkshire Hathaway Inc.(a)	6,500,000	14.51%
1440 Kiewit Plaza Omaha, NE 68131
Gebr. Knauf Verwaltungsgellschaft KG(b)	4,300,878	9.60%
Am Bahnhof 7 97346 Iphofen Federal Republic of Germany
D.E. Shaw Laminar Portfolios, L.L.C.(c)	3,819,700	8.52%
120 West 45th Street Tower 45 — 39th Floor New York, NY 10036
FMR Corp.(d)	3,769,457	8.42%
82 Devonshire Street Boston, MA 02109

(a)	Berkshire Hathaway Inc., a Delaware corporation, with Warren E. Buffett, an individual who reported he may be deemed to control Berkshire Hathaway Inc., OBH, Inc., a Delaware corporation, and National Indemnity Company, a Nebraska insurance corporation, have shared voting and dispositive power with respect to all such shares.

(b)	Gebr. Knauf Verwaltungsgellschaft KG, a limited partnership organized under the laws of Germany, has sole voting and dispositive power with respect to all such shares.

(c)	D.E. Shaw Laminar Portfolios, L.L.C., a Delaware corporation, with David E. Shaw, an individual who reported he may be deemed to control D.E. Shaw & Co., L.P., and D.E. Shaw & Co., L.L.C., a Delaware corporation, have shared voting and dispositive power with respect to all such shares.

(d)	Fidelity Low Priced Stock Fund, an FMR Corp. investment company, a Delaware corporation, with Edward C. Johnson 3d, has sole dispositive power while the Fidelity Funds Boards of Trustees has sole voting power with respect to 3,700,100 shares. Fidelity Management Trust Company, controlled by FMR Corp. and Edward C. Johnson 3d, has sole voting and dispositive power with respect to 69,300 shares. Strategic Advisers, Inc., a wholly-owned subsidiary of FMR Corp., beneficially owns 57 shares.
PROPOSAL NO. 1 — ELECTION OF DIRECTORS
      The Board currently is composed of 12 directors, divided into three classes, having four members each. Each class is elected for a three-year term. One class of four directors will be elected at the annual meeting of stockholders on May 10, 2006. The remaining classes will be elected in 2007 and 2008, respectively.
      The four candidates nominated by the Board for election as directors at the annual meeting of stockholders on May 10, 2006, are identified below. If any of these director nominees should for any reason become unavailable prior to the meeting, the Board, prior to the meeting, will either (i) reduce the size of the Board to eliminate the position for which that person was nominated, (ii) nominate a new candidate in place of such person and vote in favor of the new candidate all shares represented by stockholder proxies received by the Board, unless authority to vote for all candidates nominated by the Board is withheld, or (iii) leave the position vacant to be filled at a later time.
      A provision in the Corporation’s by-laws requires that a person serving both as a director and an officer shall not continue to serve as a director beyond the date such person ceases to be an officer. Another by-law provision that required a director who is not an officer or employee retire from Board service at the end of the first annual meeting of stockholders following such director’s 70th birthday has been waived, through the annual meeting to be held in 2006, by resolution of the Board, in order to promote continuity during the Corporation’s chapter 11 proceedings. This means that the directors elected at the 2006 annual meeting shall be entitled to serve their entire three year term regardless of their ages.
      Based upon the information submitted by each of its directors, and following the recommendation of the Governance Committee, the Board has made a determination that all of its directors, except Mr. Foote, are independent as that term is defined by the New York Stock Exchange listing standards and the Corporation’s by-laws and Corporate Governance Guidelines. The standards of independence set forth in the Corporation’s Corporate Governance Guidelines provide that if an individual director (or any entity for which he or she serves as a director, officer or is a holder of 10% or more of the outstanding ownership interest) and the Corporation have any relationship that accounts for more than 1% of the annual revenue and/or expenses of either the Corporation or the other entity or 5% of the ownership interest by one in the other, the affected director will not be independent for purposes of the Guidelines. In addition, members of legal or accounting and auditing firms which provide services to the Corporation are not independent pursuant to the Corporation’s by-laws. Applying these criteria as well as those set forth in the New York Stock Exchange listing standards, the Board determined that all of its members, other than Mr. Foote, are independent.
      Information presented below for the director nominees and the directors continuing in office has been furnished to the Corporation by the director nominees and directors.
NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
IN 2006 FOR A THREE-YEAR TERM TO EXPIRE IN 2008
      KEITH A. BROWN, 54, President of Chimera Corporation, a private management holding company. He also is a director of Myers Industries, Inc. Mr. Brown has been a director of the Corporation since May 1993 and is a member of the Board’s Audit, Corporate Affairs, Finance, and Governance Committees.
      JAMES C. COTTING, 72, retired Chairman and Chief Executive Officer of Navistar International Corporation, truck and diesel engine manufacturing and financial services firm. Mr. Cotting has been a director of the Corporation since 1987 and is a member of the Board’s Corporate Affairs, Finance, and Governance Committees.
      W. DOUGLAS FORD, 62, retired Chief Executive, Refining & Marketing, of BP Amoco p.l.c. and a Managing Director of BP p.l.c. He had been Executive Vice President of its predecessor Amoco Corporation. He is a director of Air Products and Chemicals, Inc., and Suncor. He also is a Trustee of the University of Notre Dame. Mr. Ford has been a director of the Corporation since 1996 and is a member of the Board’s Compensation and Organization and Governance Committees and Chairs its Corporate Affairs Committee.
      JOHN B. SCHWEMM, 71, retired Chairman and Chief Executive Officer of R.R. Donnelley & Sons Company, a commercial and financial printer. He is a director of Walgreen Co. and William Blair Mutual Funds and is a Life Trustee of Northwestern University. Mr. Schwemm has been a director of the Corporation since May 1988 and is a member of the Board’s Audit, Compensation and Organization, and Governance Committees.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors recommends a vote FOR the election of the nominees listed above.

Director Terms of Office Expiring in 2007
      LAWRENCE M. CRUTCHER, 63, Member of the Board of Advisors of Veronis Suhler Stevenson, private equity fund managers. Mr. Crutcher has been a director of the Corporation since May 1993 and is a member of the Board’s Audit, Corporate Affairs and Finance Committees, and Chairs its Governance Committee and the Nominating Subcommittee of the Governance Committee.
      WILLIAM C. FOOTE, 55, Chairman and Chief Executive Officer. He joined the Corporation in January 1984. Mr. Foote is a director of the National Association of Manufacturers and of Northwestern Memorial Hospital, he is a trustee of the Museum of Science and Industry, and is a member of the Civic Committee of The Commercial Club. He has been a director of the Corporation since March 1994.
      STEVEN F. LEER, 53, President and Chief Executive Officer of Arch Coal, Inc., a coal producing company and former President and Chief Executive Officer of Arch Coal Mineral Corporation, one of Arch Coal’s predecessor companies. Mr. Leer is a director of Norfolk Southern Corporation, the Western Business Roundtable and the Mineral Information Institute. He also is a director and past Chairman of the Center for Energy and Economic Development, the National Coal Council and the National Mining Association. He is a delegate to the Coal Industry Advisory Board of the International Energy Agency in Paris and District Chairman of the New Horizons District, Greater St. Louis Area Roundtable and the National Association of Manufacturers. Mr. Leer became a director of the Corporation in 2005 and is a member of the Board’s Finance and Governance Committees and of the Nominating Subcommittee of the Governance Committee.
      JUDITH A. SPRIESER, 52, former Chief Executive Officer of Transora, an information technology software and services company. Prior to founding Transora in 2000, she was Executive Vice President (formerly Chief Financial Officer) of Sara Lee Corporation. She is a director of Allstate Corporation, CBS Corporation, Intercontinentalexchange Inc., and Reckitt-Benckiser PLC, and is a member of Northwestern University’s Board of Trustees. Ms. Sprieser has been a director of the Corporation since February 1994 and is a member of the Board’s Audit, Compensation and Organization, and Governance Committees, is a member of the Nominating Subcommittee of the Governance Committee and Chairs its Finance Committee.
Director Terms of Office Expiring in 2008
      ROBERT L. BARNETT, 65, retired Executive Vice President, Motorola Corporation. He previously served as President and Chief Executive Officer, Commercial Governmental and Industrial Solutions Sector and President, Land Mobile Products Sector, Motorola Corporation. He is a director of Johnson Controls, Inc., Central Vermont Public Service Corporation, and The Adler Planetarium and is a member of the Illinois University Electrical Engineering and Computer Science Industrial Advisory Board. He also is affiliated with the Institute of Electrical and Electronics Engineers. Mr. Barnett has been a director of the Corporation since May 1990 and is a member of the Board’s Corporate Affairs and Governance Committees, and is a member of the Nominating Subcommittee of the Governance Committee, and Chairs its Audit Committee.

      DAVID W. FOX, 74, retired Chairman and Chief Executive Officer of Northern Trust Corporation and The Northern Trust Company, a banking and financial services firm. Mr. Fox is a former director of The Federal Reserve Bank of Chicago and the Chicago Central Area Committee. He is a director of Miami Corporation and a Trustee of Equitable Advisors Trust and AXA Enterprises Funds Trust and a former Public Governor and past Chairman of the Chicago Stock Exchange, a director and past Chairman of Northwestern Memorial Hospital and a life trustee of the Adler Planetarium, The Orchestral Association, and DePaul University. Mr. Fox has been a director of the Corporation since May 1987 and is a member of the Board’s Compensation and Organization, Finance and Governance Committees, and is a member of the Nominating Subcommittee of the Governance Committee.
      VALERIE B. JARRETT, 49, is Managing Director and Executive Vice President of The Habitat Company, a private residential developer and property manager. Ms. Jarrett is Chairman of the Board of the Chicago Stock Exchange, Vice Chairman of the University of Chicago Hospitals Board of Trustees and the Executive Council of the Chicago Metropolis 2020. She is a director of Navigant Consulting, Inc., PREEF America, II, The Federal Reserve Bank of Chicago, The Joyce Foundation, the Local Initiative Support Corporation, and The Metropolitan Planning Council. Ms. Jarrett is a Trustee of The University of Chicago, the Museum of Science and Industry, and Window to the World Communications, Inc. Ms. Jarrett has been a director of the Corporation since August 1998. She chairs the Board’s Compensation and Organization Committee and is a member of the Corporate Affairs and Governance Committees and of the Nominating Subcommittee of the Governance Committee.
      MARVIN E. LESSER, 64, Managing Partner of Sigma Partners, L.P., a private investment partnership, and President of Alpina Management, LLC, an investment advisor. Mr. Lesser also is a private consultant. He is a director of Pioneer Companies, Inc. and St. Moritz 2000 Fund, Ltd. Mr. Lesser has been a director of the Corporation since May 1993 and is a member of the Board’s Audit, Compensation and Organization, and Governance Committees and of the Nominating Subcommittee of the Governance Committee.
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Meetings of the Board of Directors
      The Board held 7 meetings during 2005, and the standing committees of the Board held an aggregate of 28 meetings during the year. Each director attended at least 75% of the aggregate number of meetings of the Board and the Board committees on which he or she served.
      There are two executive sessions of the Board mandated by its Corporate Governance Guidelines, one in February (conducted by the Chair of the Compensation and Organization Committee) to review the performance and consider the compensation of the Chief Executive Officer and a second in November (conducted by the Chair of the Governance Committee) to review the results of the Board’s self-evaluation process. Other unscheduled sessions may be held from time to time at the request of one or more directors, and the presiding director at any such session is selected by the directors attending such session.

Committees of the Board of Directors
      The standing committees of the Board are the Audit, Compensation and Organization, Corporate Affairs, Finance, and Governance Committees. Each committee charter requires that each of its members be “independent” as that term is defined in the New York Stock Exchange listing standards and the Corporation’s by-laws and Corporate Governance Guidelines. As mentioned above, the Board has determined that all of the directors, other than Mr. Foote, are independent as so defined.
      The Audit Committee has ongoing responsibilities to assist the Board in monitoring the integrity of the financial statements of the Corporation, the Corporation’s compliance with financial reporting and related legal and statutory requirements, and the independence and performance of the Corporation’s internal and external auditors and the other responsibilities set forth in the committee’s written charter adopted by the Board. The committee selects and employs, on behalf of the Corporation, subject to ratification by the stockholders, a firm of independent public accountants to audit the Corporation’s books and accounts for the applicable year, which firm is ultimately accountable to the committee and the Board. The committee members are Robert L. Barnett, Chair, Keith A. Brown, Lawrence M. Crutcher, Marvin E. Lesser, John B. Schwemm and Judith A. Sprieser. Each of the members meets the independence requirements under the Sarbanes-Oxley Act. The Board has determined that all members of the committee are “audit committee financial experts” as defined in the Sarbanes-Oxley Act of 2002 and related SEC regulations. The committee held seven meetings during 2005.
      The Compensation and Organization Committee reviews and makes recommendations to the Board with respect to management organization, succession and development programs, and the election of Corporation officers. The committee reviews and approves or recommends for approval Corporation officers’ salaries, incentive compensation, and bonus awards. The committee, or a subcommittee thereof, also makes the decisions required by a committee of the Board under all stock option and restricted and deferred stock plans which the Corporation has adopted, or may adopt, and approves and reports to the Board changes in salary ranges for all major position categories and changes in Corporation retirement plans, group insurance plans, investment plans, and management incentive compensation, bonus, and other benefit plans. The members of the committee are Valerie B. Jarrett, Chair, W. Douglas Ford, David W. Fox, Marvin E. Lesser, John B. Schwemm, and Judith A. Sprieser. The committee held eight meetings during 2005.
      The Corporate Affairs Committee reviews and recommends policies and programs important to the Corporation’s position with those various constituencies whose understanding and goodwill are necessary to the Corporation’s success. It reports periodically to the Board on the Corporation’s activities in fulfilling its social responsibilities and complying with public policy, including environmental compliance, employee safety and occupational health, equal employment opportunity, product safety, corporate contributions and the relationship of the Corporation to the communities in which it operates. The members of the committee are W. Douglas Ford, Chair, Robert L. Barnett, Keith A. Brown, James C. Cotting, Lawrence M. Crutcher, and Valerie B. Jarrett. The committee held three meetings during 2005.
      The Finance Committee provides review and oversight of, and makes recommendations to, the Board on the Corporation’s financing requirements and programs to obtain funds; operating and capital expenditures budgets; relationships and communications with banks, other lenders and creditors, and stockholders; dividend policy; and acquisitions, divestitures, and significant transactions affecting the Corporation’s capital structure and ownership. The committee reports periodically to the Board on the funding and investment performance of qualified retirement plans of the Corporation and its subsidiaries and authorizes necessary, or desirable, changes in actuarial assumptions for funding those retirement plans. The committee also considers such other matters as may periodically be referred to it by the Board. The committee members are Judith A. Sprieser, Chair, Keith A. Brown, James C. Cotting, Lawrence M. Crutcher, David W. Fox, and Steven F. Leer. The committee held six meetings during 2005.
      The Governance Committee makes recommendations to the Board concerning the size and composition of the Board and standing committees of the Board, recommends nominees for election or reelection as directors, and considers other matters pertaining to Board membership such as benefits and compensation of non-employee directors. The committee also is responsible for evaluating Board performance and assessing the adequacy of, and the Board’s compliance with, the Corporate Governance Guidelines and the Corporate Code of Business Conduct.
      The members of the committee are Lawrence M. Crutcher, Chair, Robert L. Barnett, Keith A. Brown, James C. Cotting, W. Douglas Ford, David W. Fox, Valerie B. Jarrett, Steven F. Leer, Marvin E. Lesser, John B. Schwemm, and Judith A. Sprieser. The committee has established a Nominating Subcommittee which is responsible for performing the nominating functions of the committee. The Subcommittee presently includes all of the committee members except Messrs. Brown, Cotting, Ford, and Schwemm. The Chair of the Subcommittee currently is Mr. Crutcher. The committee held four meetings during 2005. The Subcommittee held four meetings during 2005.
Stockholder Nominee Recommendations; Communication with Directors
      The Nominating Subcommittee will consider director nominee recommendations from Corporation stockholders. Director nominee recommendations must be in writing and include a brief account of the individual’s business experience during the past five years, including principal occupations and employment during that period and the name and principal business of any corporation or other organization of which that individual is a director. Director nominee recommendations should be sent to the Nominating Subcommittee, c/o the Corporate Secretary, USG Corporation, 125 South Franklin Street, Chicago, Illinois, 60606-4678. Recommendations may be submitted at any time, but will not be considered by the Nominating Subcommittee in connection with the annual meeting of a given year, unless received on or before a date in early December of the prior year. That date for the 2007 annual meeting of stockholders is described in Deadline for Stockholder Proposals later in this proxy statement.
      The process for reviewing and selecting a new nominee would involve seeking out candidates who would satisfy the standards set forth in the Corporate Governance Guidelines and in the Governance Committee Charter as well as those search criteria determined by the Governance Committee to be applicable for any individual director search. Generally the Nominating Subcommittee would begin a search by retaining an executive search firm to assist in identifying and recruiting a new director to fill a vacancy or to add an additional director as the Board may determine. Any candidate ultimately selected by this process would be expected to have met with a number of directors, including the Nominating

Subcommittee Chair, prior to any decision to nominate such individual for election to the Board. The foregoing process was employed in selecting Steven F. Leer to join the Corporation’s Board in 2005. The firm of Russell Reynolds Associates, Inc. was retained to assist in this selection process.
      Stockholders may send communications to the Corporation’s directors as a group or individually, c/o the Corporate Secretary at the address shown above. Stockholder communications will be reviewed by the Corporate Secretary for relevance to the business of the Corporation and then forwarded to the intended director(s). Stockholders may also meet directors before or after the annual meeting which is held in conjunction with the second quarter Board meeting since all of the directors are expected to, as a matter of policy, and normally do attend the annual meeting, as was the case in 2005.
Corporate Governance
      The Corporation’s Corporate Governance Guidelines, charters for each of the standing committees of its Board, and Code of Business Conduct are located at the Corporation’s website www.usg.com. A printed copy of all these documents also is available upon written request from the Corporate Secretary, USG Corporation, 125 South Franklin Street, Chicago, IL 60606-4678. During 2005, the Board and Committees reviewed the Corporation’s basic corporate governance documents and made minor revisions to the Corporate Governance Guidelines and the Committee Charters. As mentioned above, the Board of Directors elected Steven F. Leer as a Director of the Corporation as a member of the class of Directors whose term expires in 2007. He was also elected to the Finance and Governance Committees and the Nominating Subcommittee of the Governance Committee.
      In late January 2006, the Corporation approved an agreement with parties in interest in its Chapter 11 bankruptcy proceedings to resolve all present and future asbestos-related personal injury claims. The agreement requires the Corporation to create and fund a trust established under Section 524(g) of the Bankruptcy Code for asbestos personal injury claims. To finance a portion of the payments required by the plan of reorganization, the Corporation expects to raise $1.8 billion in new equity funding through a rights offering to its stockholders. In connection with the proposed rights offering, the Corporation entered into an equity commitment agreement with Berkshire Hathaway Inc., its largest stockholder (beneficially owning 14.51% of our common shares as of the Record Date), to provide a backstop commitment with respect to the rights offering. Among other provisions, Berkshire Hathaway would be required to vote shares acquired pursuant to the backstop commitment (excluding rights distributed in respect of Berkshire Hathaway’s presently owned shares), if any, in the same proportion as shares owned by all stockholders. A shareholder agreement entered into in connection with the backstop commitment includes other provisions, including restrictions on Berkshire Hathaway’s ownership of common stock and acquisition proposals it may make.
      In the context of the foregoing agreements, the Corporation amended its existing stockholder rights plan, commonly referred to as a poison pill, to permit the equity rights offering to proceed without triggering the poison pill, which the Corporation filed with the bankruptcy court on February 17, 2006, to implement the agreement resolving its asbestos-related personal injury claims, as well as to resolve substantially all of the other pending claims in its bankruptcy cases.

      In addition the Corporation has adopted a new stockholder rights plan, called the Reorganization Rights Plan, which became effective on January 30, 2006. This new plan provides a lower level of ownership, 5% or more of the Corporation’s voting stock, as the trigger for its poison pill. The new plan exempts those stockholders who were already at or above 5% ownership, but limits them to increasing their existing ownership to less than 1% more of the Corporation’s voting stock. This exemption also applies to Berkshire Hathaway and its affiliates to the extent that their purchases are permitted by the equity commitment agreement mentioned above subject only to the limitations in the equity commitment agreement and shareholder agreement between USG and Berkshire Hathaway described below.
      The Reorganization Rights Plan was adopted by USG’s Board of Directors based in part on the recommendation of the Corporation’s financial and legal advisors in light of potential trading volatility in the Corporation’s stock and complex federal income tax rules which, in general, could lead to a loss of the tax carryback benefits that would arise upon the funding of the Section 524(g) trust described above if certain changes in share ownership were to occur. The tax refund that would accrue from this carryback is a major element in the financing for the plan of reorganization. The Reorganization Rights Plan will expire on December 31, 2006, or 30 days after the effectiveness of the plan of reorganization if that event were to occur later than this date, or such other date as may be specified in an amendment to the Plan. The Board of Directors of the Corporation has reserved the right, before or after the rights plans expire, to take such other actions that it determines in the exercise of its fiduciary duties to be necessary, which could include the adoption of further amendments to the existing plans or a new stock holder rights plan.
      See also Certain Relationships and Related Transactions below for more information. More detailed disclosure about and copies of, all of the agreements referred to in this section, and other related agreements, are included in an 8-K report filed by the Corporation on January 30, 2006, as well as the Form 10-K report for the year ended December 31, 2005, filed on February 14, 2006. Nothing in this Proxy Statement constitutes an offer to sell, or the solicitation of any offer to buy, any securities.

SECURITY OWNERSHIP OF MANAGEMENT
      The following table sets forth information known to the Corporation regarding beneficial ownership of the Corporation’s Common Stock, as of the Record Date, by each director and each of the executive officers identified in the Summary Compensation Table and by all of its directors and executive officers as a group (27 persons). Information in the table is derived from Securities and Exchange Commission filings made by such persons under Section 16(a) of the Securities Exchange Act of 1934, as amended, and other information received by the Corporation. The totals include shares the 27 persons have the right to acquire within 60 days of the Record Date through the exercise of stock options. Any Common Stock equivalents allocated to the accounts of the individuals identified in the Summary Compensation Table, and other executive officers, under the USG Corporation Investment Plan are included.

	Shares Beneficially	Option Shares
	Owned, Excluding	Exercisable Now		Percent
Name	Options(a)(b)	or Within 60 Days	Total	of Class

Robert L. Barnett	7,626	0	7,626	*
Edward M. Bosowski	13,500	0	13,500	*
Keith A. Brown(c)	140,823	0	140,823	*
James C. Cotting	7,044	0	7,044	*
Lawrence M. Crutcher	8,342	0	8,342	*
Stanley L. Ferguson	10,607	3,500	14,107	*
Richard H. Fleming	30,821	31,000	61,821	*
William C. Foote(d)	46,006	75,000	121,006	*
W. Douglas Ford	5,161	0	5,161	*
David W. Fox	9,278	0	9,278	*
Valerie B. Jarrett	6,057	0	6,057	*
Steven F. Leer	1,000	0	1,000	*
Marvin E. Lesser	8,165	0	8,165	*
James S. Metcalf	8,960	0	8,960	*
John B. Schwemm	7,663	0	7,663	*
Judith A. Sprieser	6,225	0	6,225	*
All directors and executive officers as a group (27 persons), including those named above:	345,218	159,500	504,718	1.12%

*	Less than one percent.

(a)	No restricted stock was held by the Named Executives or by any other executive officer.

(b)	Includes deferred stock units under the Stock Compensation Program for Non-Employee Directors, as follows: Mr. Cotting, 4,040 units, Mr. Ford 500, Ms. Jarrett, 4,605 units, and Mr. Lesser, 5,334 units. See the section titled “Director Compensation” below for more information.

(c)	Includes 135,715 shares held by trusts of which Mr. Brown is a trustee.

(d)	Includes 5,000 shares held by Mr. Foote’s spouse, Kari H. Foote, and 400 shares held for the benefit of his children, in which shares Mr. Foote disclaims beneficial ownership.
SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires that the Corporation’s executive officers, directors and greater than 10% owners file reports of ownership and changes of ownership of Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. Based on a review of the Securities and Exchange Commission filed ownership reports during 2005, the Corporation believes that all filing requirements were met during the year, except Karen Leets, Vice President and Treasurer, who filed a report on Form 4 in May 2005, showing 25 shares acquired more than two business days prior to the filing.
INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS
      On June 25, 2001, the Corporation and 10 of its U.S. subsidiaries filed for reorganization under chapter 11 of the U.S. Bankruptcy Code. As a result, all of the executive officers have been associated with a corporation that filed a petition under the general bankruptcy laws within the last five years.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      The Corporation has entered into several agreements with related parties as described below. Copies of the agreements were filed as exhibits to a Form 8-K filed with the SEC on January 30, 2006, which is available at the Corporation’s website, www.usg.com, in the Investors’ information area.
Equity Commitment Agreement
      As mentioned above under the section titled “Corporate Governance”, the Corporation entered into an equity commitment agreement with Berkshire Hathaway Inc., whereby Berkshire Hathaway, the Corporation’s largest stockholder, committed to purchase from the Corporation, at $40.00 per share, all of the shares of Common Stock offered pursuant to the rights offering that are not issued pursuant to the exercise of rights in the rights offering, up to a total commitment of $1.8 billion. The Corporation paid the backstop purchaser a one-time, non-refundable fee of $67 million for this commitment. The Corporation also agreed to pay certain of Berkshire Hathaway’s costs and expenses relating to its entry into the backstop commitment and related agreements.
      At a hearing on February 23, 2006, regarding the Berkshire Hathaway backstop commitment, the Bankruptcy Court, after considering alternative proposals, entered an order approving the Berkshire Hathaway backstop commitment. Under the terms of the equity commitment agreement, Berkshire Hathaway deposited $1.8 billion in treasury securities into an escrow account to secure performance of its obligations under the agreement and the Corporation paid Berkshire Hathaway its $67 million fee.

Amounts remaining in the escrow account after performance by Berkshire Hathaway of its obligations under the backstop commitment will be returned to Berkshire Hathaway.
      Berkshire Hathaway’s commitment to purchase shares of Common Stock that are not otherwise issued pursuant to the exercise of rights in the rights offering expires on September 30, 2006, subject to extension to November 14, 2006, in specified circumstances, including the payment of an additional non-refundable $6.7 million fee.
Shareholder’s Agreement
      In connection with the equity commitment agreement, the Corporation and Berkshire Hathaway entered into a shareholder’s agreement whereby Berkshire Hathaway agreed, among other things, that for a period of seven years following completion of the rights offering, except in limited circumstances, it will not acquire additional beneficial ownership of USG voting securities if, after giving effect to the acquisition, Berkshire Hathaway would own more than 40% of USG voting securities on a fully diluted basis (or such higher percentage of voting securities that Berkshire Hathaway will own after making any purchases required under the equity commitment agreement described above). Berkshire Hathaway further agreed that, during that seven-year period, it would not solicit proxies with respect to USG Corporation’s securities or submit a proposal or offer involving a merger, acquisition or other extraordinary transaction unless the proposal or offer is (1) requested by the USG board of directors or (2) made to USG’s board of directors confidentially, and is conditioned on approval by a majority of the voting securities of USG not owned by Berkshire Hathaway and a determination by the board of directors as to its fairness to stockholders and, if the proposed transaction is not a tender offer for all shares of USG common stock or an offer for the entire company, is accompanied by an undertaking to offer to acquire all shares of USG’s common stock outstanding after completion of the transaction at the same price per share as was paid in the transaction. The shareholder’s agreement also provides that, with certain exceptions, any new shares of Common Stock acquired by Berkshire Hathaway in excess of those owned on the date of the agreement (and shares distributed on those shares, notably in the rights offering) will be voted proportionally with all voting shares. Berkshire Hathaway also agreed that if purchases or sales of USG’s common stock by it or specified affiliates would prevent the Corporation from carrying back a net operating loss attributable to a specified payment to the Section 524(g) trust, Berkshire Hathaway will not, upon notice from the Corporation, make such purchases or sales until the Corporation has made its first payment under the contingent payment note issued to the Section 524(g) trust or notifies Berkshire Hathaway that this limitation is no longer needed.
      Under the shareholder’s agreement, for the same seven-year period, the Corporation agreed to exempt Berkshire Hathaway from the Corporation’s existing or future poison pills to the extent that Berkshire Hathaway complies with the terms and conditions of the shareholder’s agreement. If there is a shareholder vote on a poison pill that does not contain this agreed exemption, Berkshire Hathaway may vote without restriction all the shares it holds to approve or disapprove the proposed poison pill. The Corporation and Berkshire Hathaway also agreed that, after the seven-year standstill period ends, during the time that Berkshire Hathaway owns USG equity securities, Berkshire Hathaway will be exempted from the Corporation’s poison pills, except that the Corporation’s poison pills may require that Berkshire Hathaway does not acquire (although it may continue to hold) beneficial ownership of more than 50%

of USG voting securities, on a fully diluted basis, other than pursuant to an offer to acquire all shares of USG common stock that is open for at least sixty calendar days.
Escrow Agreement
      In connection with the equity commitment agreement, the Corporation and Berkshire Hathaway entered into an escrow agreement relating to the deposit by Berkshire Hathaway on March 7, 2006, of $1.8 billion in treasury securities to secure performance of its obligations under the equity commitment agreement. Pursuant to the escrow agreement, amounts remaining in the escrow account after performance by Berkshire Hathaway of its obligations under the backstop commitment will be returned to Berkshire Hathaway. The escrow agreement will terminate upon the disbursement of all escrowed funds in accordance with the terms of the agreement.
Registration Rights Agreement
      In connection with the equity commitment agreement, the Corporation and Berkshire Hathaway entered into a registration rights agreement whereby Berkshire Hathaway received demand and piggyback registration rights with respect to its shares of USG common stock. The registration rights agreement entitles Berkshire Hathaway and specified affiliates to make three demands for registration of all or part of the holder’s or holders’ common stock, subject to certain conditions and exceptions. The registration rights agreement also provides that, subject to certain conditions and exceptions, if the Corporation proposes to file a registration statement under the Securities Act with respect to an offering of equity securities on a form that would permit registration of shares of USG common stock that are held by Berkshire Hathaway or specified affiliates, then the Corporation will offer Berkshire Hathaway and its affiliates the opportunity to register all or part of their shares on the terms and conditions set forth in the registration rights agreement.

COMPENSATION OF EXECUTIVE OFFICERS
      The following discussion has been prepared, based on the actual compensation paid and benefits provided, by the Corporation during the periods indicated to the Chief Executive Officer and the four other most highly compensated executive officers of the Corporation (collectively, the “Named Executives”) during 2005. This data is not necessarily indicative of the compensation and benefits that may be provided to the Named Executives in the future.
Summary Compensation Table
      The following table summarizes for the years indicated the compensation awarded to, earned by, or paid to, the Named Executives for services rendered in all capacities to the Corporation and its subsidiaries.

					Long-Term
					Compensation Awards

					Restricted	Securities
				Other Annual	Stock	Underlying	All Other
Name and		Salary	Bonus	Compensation	Awards	Options/	Compensation
Principal Position	Year	($)	($)(a)	($)(b)	($)(c)	SARs(#)	($)(d)

William C. Foote	2005	978,333	2,937,716	79,700	0	0	5,500
Chairman and Chief	2004	895,000	2,853,272	71,564	0	0	5,000
Executive Officer	2003	895,000	1,756,351	57,480	0	0	8,389
Richard H. Fleming	2005	480,000	1,114,037	125,821	0	0	5,500
Executive Vice President	2004	455,000	1,141,914	N/A	0	0	5,000
and Chief Financial Officer	2003	455,000	735,283	N/A	0	0	8,389
James S. Metcalf	2005	446,667	1,031,468	N/A	0	0	5,500
President and Chief	2004	400,834	982,060	N/A	0	0	5,000
Operating Officer	2003	376,670	601,583	74,626	0	0	8,164
Edward M. Bosowski	2005	405,000	938,864	N/A	0	0	5,500
Executive Vice President	2004	380,000	953,686	N/A	0	0	4,763
and Chief Strategy Officer; President, USG International	2003	380,000	614,083	N/A	0	0	8,152
Stanley L. Ferguson	2005	380,000	880,473	N/A	0	0	5,500
Executive Vice President	2004	355,000	890,473	N/A	0	0	5,000
and General Counsel	2003	351,667	561,183	82,238	0	0	8,389

(a)	Reflects for each year payments arising from cash award opportunities under the Corporation’s Annual Management Incentive Program and payments under the Key Employee Retention Plan, as discussed below. The Key Employee Retention Plan provides a payment to be made mid-year 2006, which is not reported in the above compensation table.

(b)	Includes perquisites as defined in Regulation S-K, Item 402, except where the total amount of perquisites received by the Named Executive was less than $50,000 or 10% of the Named Executive’s salary and bonus. Perquisites for 2005 provided to some or all of the Named Executives included the following: Corporation paid auto expense, financial and estate planning, executive death benefit plans, luncheon club dues, tax services and personal catastrophic liability coverage. In accordance with SEC regulations, where the perquisites received by Named Executives meet the reporting threshold, the type and amount of any perquisite exceeding 25% of the Named Executives’ total perquisites is as follows: Mr. Foote’s other annual compensation included $27,800 in 2005 and $21,616 in 2004 for estate planning fees; Mr. Fleming’s 2005 amount included $88,025 (including $4,611 of imputed income tax gross up) for travel related costs for him and members of his family in connection with the unexpected death of his son in Nevada, which occurred at the same time as the Corporation’s July, 2005, Board and Committee meetings; Mr. Metcalf’s included a $40,000 club initiation fee in 2003; and Mr. Ferguson’s included $39,883 of imputed income due to a trip award in 2003.

(c)	There were no performance-based or time-vested restricted stock awards to any of the Named Executives during 2005 and none of the Named Executives hold restricted shares.

(d)	All other Compensation for the Named Executives for each year consisted solely of matching contributions from the Corporation to defined contribution plans.
Option/ SAR Grants in Last Fiscal Year
      No SARs or stock options were granted in 2005.
Aggregated Option/ SAR Exercises In Last Fiscal Year and Fiscal Year-End
Option/ SAR Values (a)

	Shares		Number of Securities	Value of Unexercised
	Acquired on	Value	Underlying Unexercised	In-The-Money
	Exercise	Realized	Options/SARs at Fiscal	Options/SARs at Fiscal
Name	(#)	($)	Year-End(#)(a)(b)	Year-End($)

William C. Foote	150,000	3,859,972	75,000	1,240,100
Richard H. Fleming	68,000	1,906,818	31,000	512,620
James S. Metcalf	62,000	1,651,414	0	0
Edward M. Bosowski	70,000	1,590,949	0	0
Stanley L. Ferguson	48,500	1,077,214	3,500	148,785

(a)	No SARs were outstanding.

(b)	All unexercised options are exercisable.
Long-Term Incentive Plans — Awards in Last Fiscal Year
      No awards were made in 2005.
Employment Agreements
      The Employment Agreements and Termination Compensation Agreements described below are executory contracts (i.e., contracts that remain to be performed by each party to the contract) under the Bankruptcy Code and are subject to assumption or rejection only with approval of the bankruptcy court.

As of the date of this proxy statement, no motion has been filed seeking either to assume or reject these agreements. However, the proposed Plan of Reorganization filed by the Corporation on February 17, 2006, proposes that the Corporation would assume these agreements.
      In order to assure continued availability of services of the Named Executives, the Corporation has entered into employment agreements (the “Employment Agreements”) with each of the Named Executives that have terms expiring on December 31, 2006. The Employment Agreements include an automatic renewal feature that renews the Employment Agreements for successive two-year terms unless the Corporation elects not to renew not less than 120 days before the expiration of the current term.
      The Employment Agreements provide for minimum annual salaries at the current rate to be paid at normal pay periods and at normal intervals to such Named Executives, with the minimum annual salaries deemed increased concurrently with salary increases authorized by the Compensation and Organization Committee of the Board. The Employment Agreements require that each Named Executive devote full attention and best efforts during the term of such agreement to the performance of assigned duties. A Named Executive discharged without cause or constructively discharged by the Corporation during the term of an Employment Agreement may elect to be treated as a continuing employee under such agreement, with salary continuing at the minimum rate specified in such agreement or at the rate in effect at the time of discharge, if greater, for the balance of the term of the Employment Agreement or for a period of two years, whichever is greater. In the event of any such salary continuation, certain benefits, including rights to receive incentive bonuses under the Corporation’s Annual Management Incentive Program, will be continued at corresponding levels and for the same period of time. The Corporation is obligated to reimburse a Named Executive for all reasonable legal fees incurred in order to enforce an Employment Agreement for a right or benefit wrongfully denied by the Corporation.
      If a Named Executive becomes disabled during the term of an Employment Agreement, compensation continues for the unexpired term of the Employment Agreement at the rate in effect at the inception of the disability. In the event of a Named Executive’s death during the term of an Employment Agreement, one-half of the full-rate of compensation in effect at the time of death will be paid to the Named Executive’s beneficiary for the remainder of the unexpired term of the Employment Agreement.
      Each Named Executive has undertaken, during the term of such Employment Agreement and for a period of 18 months thereafter, not to (i) participate, directly or indirectly, in any enterprise that competes with the Corporation or any of its subsidiaries in any line of products in any region of the United States, or (ii) interfere in any way with the relationship between the Corporation and any of its employees or any person or entity doing business with it. Each Named Executive has also agreed to never use for personal benefit, or the benefit of others, or disclose to others any of the Corporation’s confidential information except as required by the performance of duties under an Employment Agreement.

Termination Compensation Agreements
      The Corporation is a party to termination compensation agreements (the “Termination Compensation Agreements”) with the Named Executives that have terms expiring on December 31, 2006, with an automatic renewal feature which renews the Termination Compensation Agreements for successive two-year terms unless the Corporation elects not to renew not less than 120 days before the expiration of the current term. A Named Executive’s agreement terminates upon retirement.
      The Termination Compensation Agreements provide certain benefits in the event of a “change in control” and termination of employment within three years thereafter or prior to the Named Executive attaining age 65, whichever is earlier, but only if such termination occurs under one of several sets of identified circumstances. Identified circumstances include termination by the Corporation other than for “cause” and termination by the Named Executive for “good reason.” Each “change in control” will begin a new three-year period for the foregoing purposes. Under the agreements: (i) a “change in control” is deemed to have occurred, in general, if any person or group of persons acquires beneficial ownership of 20% or more of the combined voting power of the Corporation’s then outstanding voting securities, if there is a change in a majority of the members of the Board within a two-year period and in certain other events, (ii) the term “cause” is defined as, in general, the willful and continued failure by the Named Executive substantially to perform his or her duties after a demand for substantial performance has been delivered or the willful engaging of the Named Executive in misconduct which is materially injurious to the Corporation, and (iii) “good reason” for termination by a Named Executive means, in general, termination subsequent to a change in control based on specified changes in the Named Executive’s duties, responsibilities, titles, offices or office location, compensation levels and benefit levels or participation.
      The benefits include payment of full base salary through the date of termination at the rate in effect at the time of notice of termination, payment of any unpaid bonus for a past fiscal year and pro rata payment of bonus for the then current fiscal year, and continuation through the date of termination of all stock ownership, purchase and option plans and insurance and other benefit plans. In the event of a termination giving rise to benefits under the agreements, the applicable Named Executive will be entitled to payment of a lump sum amount equal to 2.99 times the sum of (i) the then annual base salary, computed at 12 times the then current monthly pay, and (ii) the full-year position par bonus for the then current fiscal year, subject to all applicable federal and state income taxes. In the event a lump sum payment would constitute a “parachute payment” under the Internal Revenue Code, it may be decreased by the smallest amount that would eliminate the parachute payment unless the decrease would be 10% or more of the payment, in which case it shall not be decreased but rather increased by a gross-up amount to provide for applicable federal excise taxes related to such payment. The Corporation is required to maintain in full force and effect until the earlier of (i) three years after the date of any termination that gives rise to benefits under any of the agreements, and (ii) commencement by the Named Executive of full-time employment with a new employer, all employee welfare plans and arrangements in which the Named Executive was entitled to participate immediately prior to termination in a manner which would give rise to benefits under the agreements, provided that if such participation is barred, the Corporation will be obligated to provide substantially similar benefits. In the event of any termination giving rise to benefits under the agreements, the Corporation is required to credit the applicable Named Executive with three years of benefit and credited service in addition to the total number of years of benefit and credited service the Named Executive accrued under the USG Corporation Retirement Plan. See the section titled “Retirement Plans” below. A Named Executive with a total of less than five years of credited service following such crediting will nonetheless be treated as if fully vested under that Plan, but with benefits calculated solely on the basis of total benefit service.
      The Corporation is obligated to reimburse all legal fees and expenses incurred by a Named Executive as a result of a termination that gives rise to benefits under an agreement, including all fees and expenses incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided under such agreement. No amounts are payable under the agreements if the Named Executive’s employment is terminated by the Corporation for “cause” or if the Named Executive terminates employment other than for “good reason.”
      Immediately upon any change in control, the Corporation will establish a so-called “rabbi trust” to provide a source of payment for benefits payable under the agreements and will immediately thereafter deposit with the trustee under the trust an amount reasonably estimated to be potentially payable under all such agreements. In the event that the assets of the trust prove insufficient to provide for benefits payable under the agreements, the shortfall would be paid directly by the Corporation from its general assets.
Chapter 11 Related Compensation Plans
      On June 21, 2004, the United States Bankruptcy Court for the District of Delaware approved the Corporation’s request for authority to continue (i) a revised key employee retention plan (the “Key Employee Retention Plan”), and (ii) a severance plan for senior executives (the “Senior Executive Severance Plan”). These two plans are designed to provide key employees, including the Named Executives, with competitive financial incentives to remain in their current positions with the Corporation or its subsidiaries through the conclusion of the chapter 11 cases and to assume the additional administrative and operational burdens imposed by the chapter 11 cases.
Key Employee Retention Plan
      The Key Employee Retention Plan entitles eligible employees to a cash payment equal to a specified percentage of their annual base salary payable in semi-annual installments in return for continued employment with the Corporation or its subsidiaries. To be eligible for a retention payment, a participant must be an employee in good standing on the last day of the semi-annual period. The final two retention awards may be adjusted upward (by a maximum of 25%) or downward (to a minimum of zero) based on corporate performance as measured by net earnings. The net earnings of the Corporation for 2005 were enough that the payments will be adjusted upward by the maximum percentage cited above.
      The Court granted authority to implement the plan for a period up to the earlier of (a) emergence from bankruptcy, or (b) the Termination Date of December 31, 2005, with a portion of the payments deferred to June 30 and paid in July 2006. The Key Employee Retention Plan covers approximately 230 employees, including the Named Executives.

Corporate Performance Plan (“CPP”)
      The CPP provides eligible participants with a cash payment equal to a specified percentage of their annual base salary. To be eligible to participate in the CPP, a person must be employed by USG Corporation or one of its participating subsidiaries in a key position identified as eligible. To be eligible for payment of an award for any period, the participant must continue to be an employee in good standing on the last day of the applicable period. The CPP is effective for the period from January 1, 2006, through December 31, 2006, or through and including the effective day of a plan of reorganization for the Corporation and its subsidiaries, whichever comes first.
      Awards under the CPP will be computed as a percentage of annual base salary in effect on the first day of April, 2006. Individual CPP award percentages and projected dollar awards will be provided to each participant in the form of a Statement of Acceptance, except in the event of a prorated award as described above, one half of each award under the CPP will be earned as of December 31, 2006. One half of the award will be earned as of June 30, 2007, subject to a performance adjustment based on 2006 calendar year results. The performance adjusted portion will be adjusted based on corporation net earnings with adjustments for significant non-operational items, which may include items such as fresh start accounting, asbestos, restructuring charges, bankruptcy expenses and the cumulative impact of new accounting pronouncements.
      If the plan of reorganization is effective before December 31, 2006, the awards earned under the CPP will be prorated based on the actual number of months the plan was in effect.
Senior Executive Severance Plan
      The Senior Executive Severance Plan establishes severance benefits for participants in the event of involuntary termination, without cause, on or prior to the effective date of a plan of reorganization for the Corporation and its subsidiaries.
      The Senior Executive Severance Plan, which establishes severance benefits for approximately 15 senior executives, including the Named Executives, provides that senior executives who suffer an employment loss may elect one of two options: (a) the Corporation provides the senior executive with base salary and par incentive under the annual management incentive program, continuing welfare benefits and certain stock option benefits for 24 months, or (b) the Corporation, within 30 days of receipt of a signed general release, pays the senior executive a lump sum calculated as follows: (i) a lump sum payment to the executive in an amount equal to one and one-half weeks of base salary for each full year of continuous service with the Corporation or its subsidiaries, subject to a minimum of two months salary, plus (ii) two weeks base salary at the rate in effect immediately prior to such termination date for each full $15,000 of annualized salary at the same rate, plus (iii) a lump sum cash payment equal to the cost of continuation of medical, vision and dental benefits.
      Senior executives eligible to receive benefits under the Senior Executive Severance Plan are not eligible to receive benefits under any other severance plan, employment agreement or termination compensation agreement.

Retirement Plans
      The following table shows the annual pension benefits, on a straight-life annuity basis, for retirement at normal retirement age under the terms of the Corporation’s contributory retirement plan (the “Retirement Plan”), before the applicable offset of one-half of the primary Social Security benefits at time of retirement. The table has been prepared for various compensation classifications and representative years of benefit service under the Retirement Plan. Each participating employee contributes towards the cost of his or her retirement benefit. Retirement benefits are based on the average rate of annual covered compensation during the three consecutive years of highest annual compensation in the 15 years of employment immediately preceding retirement. Participants become fully vested after five years of continuous credited service.

Covered
Compensation	20 Years	25 Years	30 Years	35 Years

$ 600,000	$192,000	$240,000	$288,000	$336,000
900,000	288,000	360,000	432,000	504,000
1,200,000	384,000	480,000	576,000	672,000
1,500,000	480,000	600,000	720,000	840,000
1,800,000	576,000	720,000	864,000	1,008,000
2,100,000	672,000	840,000	1,008,000	1,176,000
2,400,000	768,000	960,000	1,152,000	1,344,000
2,700,000	864,000	1,080,000	1,296,000	1,512,000
3,000,000	960,000	1,200,000	1,440,000	1,680,000
3,300,000	1,056,000	1,320,000	1,584,000	1,848,000
3,600,000	1,152,000	1,440,000	1,728,000	2,016,000
3,900,000	1,248,000	1,560,000	1,872,000	2,184,000
      The Named Executives participate in the Retirement Plan. The full years of continuous credited service of the Named Executives at December 31, 2005, were as follows: Mr. Foote, 22; Mr. Fleming, 32; Mr. Bosowski, 29; Mr. Metcalf, 25 and Mr. Ferguson, 18. Covered compensation under the Retirement Plan includes salary, Key Employee Retention Plan payments (prior to December 31, 2004) and cash incentive compensation for the year in which payments are made as set forth in the Summary Compensation Table above.
      Pursuant to a supplemental retirement plan, the Corporation has undertaken to pay any retirement benefits otherwise payable to certain individuals, including the Named Executives, under the terms of the Corporation’s contributory Retirement Plan but for provisions of the Internal Revenue Code limiting amounts payable under tax-qualified retirement plans in certain circumstances. The Corporation has authorized establishment by certain individuals, including certain Named Executives, of grantor trusts owned by such individuals to hold accrued benefits under the supplemental plan as a means of assuring the security of such benefits.

Director Compensation
      Directors who are not employees of the Corporation currently are entitled to receive a retainer of $15,000 per quarter plus a fee of $1,600 for each Board or Board committee meeting attended, together with reimbursement for out-of-pocket expenses incurred in connection with attending meetings or other activities. A non-employee director chairing a committee is entitled to receive an additional retainer of $2,000 per quarter for each such chair. Non-employee directors also may be compensated for assisting management in planning or preparing for Board and committee meetings, or other Board-related projects, including Directors’ education, at the rate of $1,600 for each day’s involvement. Non-employee directors also received an annual grant of 500 shares of common stock (prorated in the event of less than one year’s service) on July 1 each year through July 1, 2005. Directors were allowed to elect to defer the annual stock grant in the form of deferred stock units which increase or decrease in value in direct relation to the market value of shares of common stock and are paid in cash upon termination of Board service (“Deferred Stock Units”). For annual periods commencing on July 1, 2005, the annual grant of 500 shares of common stock will be replaced by a $30,000 annual grant, payable in cash or common stock in an equivalent value. If a Director elects payment in common stock, the shares may be deferred into Deferred Stock Units. No deferral election may be made for the grant to be paid on July 1, 2006, but thereafter the annual grants will be subject to deferral elections. No director of the Corporation has received compensation for serving as a director while also serving as an officer or other employee of the Corporation or any of its subsidiaries. Consequently, Mr. Foote receives no added compensation for serving as a director.
COMPENSATION AND ORGANIZATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION
      The Compensation and Organization Committee of the Board, which is composed entirely of independent directors, has overall responsibility for the Corporation’s executive compensation programs. The Committee approves the policy and design of all compensation plans covering executive officers and approves performance goals, position values, base salary ranges and increases, incentive opportunity awards and payouts, stock-based awards and related executive compensation programs. The charter of the Compensation and Organization Committee may be found at www.usg.com.
      The Corporation’s executive compensation strategy has been designed to reward executives that lead the Corporation in achieving its financial and strategic business objectives. Accordingly, executive compensation programs are designed to promote the linkage of pay to corporate performance and the alignment of the interests of the Corporation’s executives with those of its stockholders. This philosophy encompasses the following guiding principles:

1.	A significant portion of the total compensation opportunity is variable and dependent upon the Corporation’s operating and financial performance.

2.	Compensation programs are designed to drive and reinforce the attainment of short-term operational objectives through annual incentive cash awards. Compensation levels are increased when established performance goals are exceeded and reduced when established targets are not achieved.

3.	The programs provide overall compensation opportunities that are at competitive levels with comparably sized industrial companies.

4.	The components of the Corporation’s executive compensation program have in general comprised base salary, annual incentive cash awards, long-term equity program, and benefits and perquisites. With the filing of the chapter 11 cases, the Corporation added the Key Employee Retention Plan to replace the long-term equity program as a compensation device during chapter 11 and to assure retention of management over the longer term.
      Except for corporate officers, salary ranges are established each year. The amount of individual salary increases vary based upon performance rating and contribution, current salary relative to midpoint for the established salary range, and the annual salary budget allotment. The Corporation uses market rates as a guide in determining the compensation levels for its officer positions. Key elements in this approach include:

•	A market pricing analysis for each officer position is prepared by Hewitt Associates. This process utilizes a custom peer group of 27 companies that are similar in size and/or industry to the Corporation. The Corporation positions are compared to the median compensation levels of similar positions in this peer group to determine external competitiveness.

•	A market rate for salary, incentive target opportunity, long term incentive opportunity and benefits and perquisites is established by the Corporation for each assignment which is at, below, or slightly above the market comparison based upon relevant USG considerations (i.e., each officer position’s impact, size, scope, or dimensions).

•	Consideration of individual pay factors, such as experience, performance and time in position may warrant paying above or below the market rate.
Annual Incentive Cash Awards
      The Corporation’s executive officers are eligible for annual incentive cash awards under the provisions of the Annual Management Incentive Program. Approximately 275 officers and managers with position values above a specified threshold were eligible to participate in the program in 2005. Fifty percent of the participant’s target award is based on strategic focus targets, with an award adjustment factor ranging from 0.5 (after achieving the minimum threshold performance level) to 2.0 for maximum attainment. Fifty percent of the target award is based on corporate net earnings, subject to potential adjustments for certain significant non-operational charges. A percentage of earnings fund a pool from which awards based on corporate net earnings are paid. As earnings increase, the proportion of earnings allocated to the pool decreases. Participants receive a share of earnings proportionate to their par award. The Committee reviews strategic focus targets and corporate earnings attainments and awards are approved by the Committee following certification of goal attainment. The maximum potential payout to a participant under the entire Program is two times the participant’s base salary.

Long-Term Equity Program
      As a method of providing enhanced retention value for the long-term equity program and before development of the Key Employee Retention Plan for this purpose, the Corporation has in the past made restricted stock or option grants to select managers and executives for retention and motivational purposes during the succeeding several years; however, no time-vested or performance based restricted shares or non-qualified stock options were granted to any executive or senior manager since 2001.
Key Employee Retention Plan/ Corporate Performance Plan
      Due to the impact of the Corporation’s filing of the chapter 11 cases, equity grants are not currently being made. Therefore, the Corporation adopted the Key Employee Retention Plan in 2001 to achieve the primary goal of preservation and enhancement of enterprise value by keeping employees focused on their jobs and minimizing the loss of key managers. As approved by the bankruptcy court, the Key Employee Retention Plan was in place up to December 31, 2005 (with a portion of the annual deferral to be paid in July 2006). The Key Employee Retention Plan covers approximately 230 employees, including the Named Executives.
      On January 10, 2006, the Bankruptcy Court entered an order approving the CPP. The CPP provides eligible participants with a cash payment equal to a specified percentage of their annual base salary. To be eligible to participate in the CPP, a person must be employed by USG or one of its participating subsidiaries in a key position identified as eligible. To be eligible for payment of an award for any period, the participant must have continued to be an employee in good standing on the last day of the applicable period. The CPP will be effective January 1, 2006, through December 31, 2006, or if the Corporation emerges from bankruptcy before this final date, through and including the effective date of a plan of reorganization.
Limitations on Compensation Deductibility
      The primary objective of the Corporation’s compensation programs is to maximize the value of its businesses by encouraging and rewarding superior operating performance. The Committee has reviewed the effect on the Corporation’s executive compensation programs of certain provisions of the Internal Revenue Code. These provisions limit the deductibility of compensation in excess of $1 million that is not deemed performance-based paid in any year to its Chief Executive Officer and four other most highly compensated executive officers for such year. Regular salaries, Key Employee Retention Plan payments, time-vested restricted stock awards, and annual incentive cash awards earned by the Named Executives do not qualify as performance-based under the applicable provisions of the Internal Revenue Code. Compensation to the Named Executives in connection with exercises of stock options or shares earned under any award of performance-based stock would meet the requirements for deductibility under the Internal Revenue Code. The two plans proposed for approval by stockholders at the 2006 annual meeting are structured so that compensation that can qualify as performance-based under the Internal Revenue Code would meet the requirements for deductibility under the Internal Revenue Code.

The Chief Executive Officer’s 2005 Compensation
      In 2005, compensation for William C. Foote consisted principally of salary of $978,333, an annual incentive plan payment of $1,387,130 and a Key Employee Retention Plan payment of $1,550,586.
Base Salary
      Mr. Foote’s 2005 annual base salary of $978,333 was established by the committee in February, 2005. In determining his base salary at that time, the committee considered the base salaries of chief executive officers of comparably sized industrial companies. In addition, the committee considered the Corporation’s operating performance and Mr. Foote’s tenure and individual performance as Chief Executive Officer, including execution of the Corporation’s principal executive assignments and leadership in development of strategic and financial plans and management of legal affairs.
Annual Management Incentive Plan
      Mr. Foote’s 2005 Annual Management Incentive Program award was determined on the basis of the Corporation’s overall achievement versus previously determined factors described earlier in this report. Mr. Foote’s 2005 annual incentive opportunity was expressed as 90%, or $895,000, of the annualized salary for his position as discussed above. The corporate goal achievement, and leadership and contribution goals achievement, for 2005 resulted in an award of $1,387,130.
Long-Term Compensation
      Mr. Foote did not receive any long-term compensation in 2005 other than the payments under the Key Employee Retention Plan described below. He did however exercise options granted prior to 2002, as presented in the Stock Options Exercises Table above. The exercises added $3,859,972 to his income in 2005.
Key Employee Retention Plan
      An objective of the Corporation’s compensation strategy is to maintain and enhance enterprise value by keeping employees focused on their jobs and minimizing the loss of key managers. In line with this objective, Mr. Foote’s long-term compensation for 2005 included Key Employee Retention Plan payments. The payments for 2005 amount to $1,550,586.

      The committee believes that the Corporation’s executive compensation program provides competitive opportunities for executives who contribute to the success of the Corporation. The committee intends to continue the policy of linking a portion of executive compensation to corporate performance and will monitor the effectiveness of the program and institute changes as it deems appropriate to promote policy goals.
      This report is submitted by the members of the Compensation and Organization Committee:

Valerie B. Jarrett, Chair
W. Douglas Ford
David W. Fox
Marvin E. Lesser
John B. Schwemm
Judith A. Sprieser
PROPOSAL NO. 2 — APPROVAL OF THE USG CORPORATION
MANAGEMENT INCENTIVE PLAN
      The Board recommends a vote for approval of the USG Corporation Management Incentive Plan (the “MIP”). If approved by stockholders, the MIP will be the successor plan in 2007 and later years for the Corporation’s Annual Management Incentive Program in effect for 2006 and earlier years. The purpose of the MIP is to attract and retain the Corporation’s officers and officers of its participating subsidiaries and to provide them with incentives for superior performance. Incentive bonus payments made under the MIP are intended to constitute qualified “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), and Section 1.162-27 of the Treasury Regulations promulgated there under (the “Regulations”). Generally, Section 162(m) prevents a company from receiving a federal income tax deduction for compensation paid to any one of the five most highly compensated executive officers in excess of $1 million for any year, unless that compensation is performance-based. One of the requirements of “performance-based compensation” for purposes of Section 162(m) is that the compensation be paid pursuant to a plan that has been approved by the Corporation’s stockholders. The MIP will require the Compensation and Organization Committee of the Board to use goals and formulas that could be verified by an independent third party, without the exercise of discretion, except to reduce the amount of compensation that might otherwise be payable under the MIP. The affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote is required for approval of the MIP.
      Summary of Terms. The following is a summary of the terms of the MIP and is qualified in its entirety by reference to the complete text of the MIP, which is set forth in Annex B.
      Administration. The MIP will be administered by the Compensation and Organization Committee of the Board (the “Committee”). In administering the MIP, the Committee has full power and authority to interpret and administer the plan and has the exclusive right to establish Management

Objectives (as described below) and the amount of incentive bonuses payable upon achievement of such objectives.
      Eligible Executives. Participation in the MIP will be limited to “Eligible Executives,” which are defined to be the Corporation’s officers, presently 16 persons.
      Management Objectives. An Eligible Executive’s right to receive a bonus under the MIP depends on achievement of certain specified performance goals, referred to as Management Objectives. Management Objectives may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Eligible Executive or of a subsidiary, division, department or function. The Committee may provide, in connection with the setting of Management Objectives, that any evaluation of performance may include or exclude certain items, including but not limited to, asset write downs, litigation or claim judgments or settlements, the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, any reorganization and restructuring programs, extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Corporation’s annual report to stockholders for the applicable year, acquisitions or divestitures and foreign exchange gains and losses. To the extent such inclusions or exclusions affect the bonus to “covered employees” (within the meaning of Section 162(m) and the Regulations), they will be prescribed in a form that meets the requirements of Section 162(m) for deductibility.
      The Management Objectives are limited to specified levels of, or relative peer company performance in any one or more of the following objectives, or any combination thereof, as determined by the Committee in its sole discretion: adjusted net earnings, cash flow (including free cash flow), cost of capital, cost reduction, customer service, debt reduction, earnings and earnings growth (including earnings per share and earnings before taxes and earnings before interest and taxes), economic value added, gross profit, inventory management, market share, market value added, net income, operating profit and operating income, productivity improvement, profit after taxes, project execution, quality, recruitment and development of associates, reduction of fixed costs, return on assets and return on net assets, return on equity, return on invested capital, sales and sales growth, successful start-up of new facility, successful acquisition/divestiture, total shareholder return and improvement of shareholder return, unit volume, unit cost, pricing and working capital.
      Awards. Not later than the 90th day of each fiscal year, the Committee will establish the Management Objectives for each Eligible Executive and the amount of incentive bonus payable (or formula for determining such amount) upon full achievement of the specified Management Objectives. The Committee may further specify in respect of the specified Management Objectives a minimum acceptable level of achievement below which no incentive bonus payment will be made and shall set forth a formula for determining the amount of any payment to be made if performance is at or above the minimum acceptable level but falls short of maximum achievement of the specified Management Objectives. The Committee may not modify any terms of awards established, except to the extent that after such modification the incentive bonus would continue to constitute qualified “performance-based compensation” for purposes of Section 162(m). The Committee retains the discretion to reduce the amount of any incentive bonus that would be otherwise payable to an Eligible Executive (including a reduction in such amount to zero). In no event shall the incentive bonus paid to an Eligible Executive under the MIP exceed $4.0 million for a year.
      Committee Certification. As soon as practicable after the end of each fiscal year, the Committee will determine whether the Management Objective or Objectives have been achieved and the amount of the incentive bonus to be paid to each Eligible Executive for such fiscal year and certify such determinations in writing.
      Effective Date. The MIP will become effective upon its approval by the Corporation’s stockholders and will remain effective until the fifth anniversary of the date of such approval, subject to any further stockholder approvals (or reapprovals) mandated for performance-based compensation under Section 162(m). The Board, however, may terminate the MIP, on a prospective basis only, at any time.
      Plan Benefits. Since the MIP affords the Committee discretion in establishing target bonuses (subject to the $4.0 million annual limit per person noted above), it is not possible to determine the amount of the benefits that may become payable under the MIP.
      Federal Income Tax Consequences. Under present federal income tax law, a plan participant will be taxed at ordinary income rates on the amount of any payment received pursuant to the MIP. Generally, and subject to the provisions of Section 162(m), the Corporation will receive a federal income tax deduction corresponding to the amount of income recognized by a participant.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors recommends a vote FOR the approval of the
USG Corporation Management Incentive Plan.
PROPOSAL NO. 3 — APPROVAL OF THE USG CORPORATION
LONG-TERM INCENTIVE PLAN
      On March 24, 2006, the Board unanimously approved and adopted, subject to the approval of the Corporation’s stockholders at the annual meeting, the USG Corporation Long-Term Incentive Plan (the “Plan”). If approved by stockholders, the Plan will become effective and will be the sole plan of the Corporation under which equity awards may be made. The Plan affords the Board, acting through its Compensation and Organization Committee, the ability to design compensatory awards that are responsive to the Corporation’s needs, and includes authorization for a variety of awards designed to advance the Corporation’s interests and long-term success by aligning the interests of management with those of stockholders.
      The Corporation has historically granted stock options and restricted stock under various incentive compensation plans, including the Omnibus Management Incentive Plan, the 1995 Long-Term Equity Plan and the Management Performance Plan. No further awards may be made under these prior plans
      The affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote is required for approval of the Plan. The following summary of the principal provisions of the Plan is not intended to be exhaustive and is qualified in its entirety by the terms of the Plan, a copy of which is set forth in Annex C.

Plan Highlights
      The Plan authorizes the Board, or the Compensation and Organization Committee, to provide equity-based compensation in the form of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance shares and units, and other stock-based awards for the purpose of providing the Corporation’s officers and employees incentives and rewards for superior performance. Some of the key features of the Plan that reflect the Corporation’s commitment to effective management of incentive compensation are set forth below and are described more fully under the heading “Summary of the Plan” and in the Plan, attached to this proxy statement.

•	Plan Limits. Total awards under the Plan are limited to 4.1 million shares. The Plan also limits the aggregate number stock options and SARs that may be granted to any one participant in a calendar year to 600,000 and the aggregate number of shares of restricted stock and restricted stock units subject to the achievement of Management Objectives, performance shares and shares underlying other equity-based awards that may be granted to any one participant in a calendar year to 300,000. And, under the Plan, no participant will receive performance units in any calendar year having a value at the date of grant in excess of $10 million.

•	No Repricing. The Corporation has never repriced underwater stock options, and option repricing is prohibited without stockholder approval under the Plan.

•	Other Features.

•	The Plan also provides that no stock options or SARs will be granted with an exercise or base price less than the fair market value of the Corporation’s common stock on the date of grant.

•	The Plan is designed to allow awards made under the Plan to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

•	It is intended that the Board will delegate to the Compensation and Organization Committee of the Board (the “Committee”) (consisting of only independent directors) administration of the Plan if approved. Pursuant to such delegation, the Committee will have all of the powers and authority of the Board as described herein.
Summary of the Plan
      Shares Available Under the Plan. As stated above, subject to adjustment as provided in the Plan, the number of Common Shares that may be issued or transferred under the Plan will not exceed 4,100,000 Common Shares plus any shares underlying awards granted under the Plan that expire or are forfeited or are cancelled. Shares covered by an award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a participant Without limiting the generality of the foregoing, (1) the number of Common Shares available will be adjusted to account for shares relating to awards that expire, are forfeited, terminated or cancelled without the issuance of Common Shares and to awards settled in cash in lieu of Common Shares, (2) if the option price of any option right, or the tax withholding requirements with respect to any award granted under the Plan are satisfied by tendering shares to the Corporation, the tendered shares will again be available under the Plan, and (3) if an SAR is exercised and settled in Common Shares, the difference between the total shares exercised and the net shares delivered will again be available for grant under the Plan, with the result being that only the number of Common Shares issued upon exercise of an SAR are counted against the Common Shares available under the Plan. Shares issued under the Plan may be shares of original issuance or treasury shares or a combination of the foregoing. The Plan contains a number of limits on the number of Common Shares that can be issued, including to any one participant in a calendar year as described above. Further, the Plan limits the aggregate number of Common Shares that may be issued or transferred by the Corporation upon the exercise of incentive stock options (“ISOs”) to 4,100,000 Common Shares. The limits contained in the Plan are subject to certain adjustments as provided in the Plan in the event of stock splits, stock dividends, the issuance of rights and certain other events.
      Eligibility. Officers and other employees of the Corporation and its subsidiaries or any person who has agreed to commence serving in any of those capacities within 90 days of the date of grant, presently estimated to be 300 persons, may be selected by the Board to receive benefits under the Plan.
      Types of Awards Authorized. The Plan provides for the granting of dividend equivalents, option rights, SARs, restricted stock, restricted stock units, performance shares, performance units and other awards that may be denominated or payable in, valued in whole or in part by reference to or otherwise based on or related to, the Corporation’s Common Shares or factors that may influence the value of its Common Shares. Awards granted under the plan will be upon such terms as may be approved by the Committee and set forth in an evidence of award. An evidence of award will contain such terms and provisions, consistent with the plan, as the Committee may approve, including provisions for the acceleration of vesting or satisfaction of other requirements upon the occurrence of certain events including change in control events. Stock options and SARs will not be granted with an exercise price or base price, as the case may be, less than the market value per share. The closing market price of the Corporation’s Common Shares as reported on the New York Stock Exchange on March 15, 2006, was $94.00 per share. No option right or appreciation right may be exercisable more than 10 years from the date of grant.
      Management Objectives. The Plan contemplates that the Board will establish “Management Objectives” for purposes of performance shares and performance units. When so determined, option rights, SARs, restricted stock, restricted stock units, other awards under the Plan or dividend credits may also specify Management Objectives that must be achieved as a condition to exercising such rights in the case of options and SARs and to result in termination or early termination of the restrictions applicable to such shares in the case of restricted stock and restricted stock units. Management Objectives may be described in terms of either company-wide objectives or objectives that are related to the performance of the individual participant or a subsidiary, division, department, region or function. The Board may provide, in connection with the setting of Management Objectives, that any evaluation of performance may include or exclude certain items, including but not limited to, asset write downs, litigation or claim judgments or settlements, the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, any reorganization and restructuring programs, extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Corporation’s annual report to stockholders for the applicable year, acquisitions or divestitures and foreign exchange gains and losses. To the extent such inclusions or exclusions affect the awards to “covered employees” (as defined in the Plan), they will be prescribed in a form that meets the requirements of Section 162(m) of the Internal Revenue Code for deductibility.
      Management Objectives applicable to any award to a participant who is, or is determined by the Board likely to become, a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code, will be limited to specified levels of or relative peer company performance in any one or more of the following objectives, or any combination thereof, as determined by the Board in its sole discretion: adjusted net earnings, cash flow (including free cash flow), cost of capital, cost reduction, customer service, debt reduction, earnings and earnings growth (including earnings per share and earning before taxes and earnings before interest and taxes), economic value added, gross profit, inventory management, market share, market value added, net income, operating profit and operating income, productivity improvement, profit after taxes, project execution, quality, recruitment and development of associates, reduction of fixed costs, return on assets and return on net assets, return on equity, return on invested capital, sales and sales growth, successful start-up of new facility, successful acquisition/divestiture, total shareholder return and improvement of shareholder return, unit volume, unit cost, pricing and working capital.
      If the Board determines that a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable, except in the case of a “covered employee” where such action would result in the loss of the otherwise available exemption under Section 162(m) of the Internal Revenue Code. In such case, the Board may not make any modification of the Management Objectives or minimum acceptable level of achievement with respect to such “covered employee.”
      Administration and Amendments. The Plan is to be administered by the Board, except that the Board has the authority to delegate any or all of its powers under the Plan to the Committee or another committee of the Board (or a subcommittee thereof). It is intended that the Corporation’s Board will delegate to the Committee administration of the Plan. The Committee would be authorized to interpret the Plan and related agreements and other documents. The Committee may amend the Plan from time to time without further approval by the Corporation’s stockholders, except where the amendment (1) would materially increase the benefits accruing to participants under the Plan; (2) would materially increase the number of securities which may be issued under the Plan, (3) would materially modify the requirements for participation in the Plan or (4) must otherwise be approved by the stockholders of the Corporation in order to comply with applicable legal requirements or the requirements of the principal national securities exchange upon which the common shares are traded or quoted.
      Change in Control. An evidence of award under the Plan may provide that, upon a Change in Control of the Corporation, any awards that are outstanding as of the date of the Change in Control that are subject to vesting requirements and that are not then vested, shall become fully vested, all then-outstanding option rights and SARs will be fully vested and immediately exercisable and all restrictions and other conditions prescribed by the Board, if any, with respect to grants of restricted stock, restricted stock units, performance shares performance units and other awards granted pursuant to the Plan will automatically lapse, expire and terminate and all such awards will be deemed to be fully earned. Change in Control is defined in the Plan attached hereto as Annex C.
      Transferability. Except as otherwise determined by the Board, no option right or SAR or other derivative security granted under the Plan is transferable by a participant except, upon death, by will or the laws of descent and distribution. Except as otherwise determined by the Board, option rights and SARs are exercisable during the optionee’s lifetime only by him or her or by his or her guardian or legal representative.
      Adjustments. The number of shares authorized under the Plan, subject to various limits contained in the Plan covered by outstanding awards under the Plan and, if applicable, the prices per share applicable thereto, will be adjusted in the event of stock dividends, extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, split-offs, spin-outs, split-ups, reorganizations, liquidations, issuances of rights or warrants, and similar events. In the event of any such transaction or event or in the event of a Change in Control, the Board, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require the surrender of all awards so replaced. The Board will also make or provide for such adjustments in the number of shares available under the Plan and the other limitations contained in the Plan as the Board may determine appropriate to reflect any transaction or event described above. The Plan also provides that, without limiting the generality of the foregoing, in the event that the Corporation issues warrants or other rights to acquire common shares on a pro rata basis to all shareholders, the Board will make such adjustments in the number of shares authorized under the Plan and in the limits contained in the Plan as it may determine to be equitable, including proportionately increasing the number of authorized shares or any such limit In the event that the proposed rights offering (as described above) occurs, the Plan provides that the number of shares will be adjusted so that a total of 8,200,000 common shares will be authorized under the Plan.
      Withholding Taxes. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the Plan, and the amounts available to the Corporation for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit.
      Termination. No grant will be made under the Plan more than 10 years after the date on which the Plan is first approved by the Corporation’s stockholders, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.
Federal Income Tax Consequences
      The following is a brief summary of some of the federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect on January 1, 2006. This summary is not intended to be complete and does not describe state or local tax consequences.

Tax Consequences to Participants
      Non-Qualified Option Rights. In general, (1) no income will be recognized by an optionee at the time a non-qualified option right is granted; (2) at the time of exercise of a non-qualified option right, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (3) at the time of sale of shares acquired pursuant to the exercise of a non-qualified option right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.
      Incentive Option Rights. No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If common shares are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.
      If common shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.
      Stock Appreciation Rights. No income will be recognized by a participant in connection with the grant of a tandem SAR or a free-standing SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received on the exercise.
      Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.
      Restricted Stock Units. No income generally will be recognized upon the award of restricted stock units. The recipient of a restricted stock unit award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted common shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such restricted stock units), and the capital gains/loss holding period for such shares will also commence on such date.
      Performance Shares and Performance Units. No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received.
Tax Consequences to the Corporation or Subsidiary
      To the extent that a participant recognizes ordinary income in the circumstances described above, the Corporation or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code.
Registration with the SEC
      The Corporation intends to file a Registration Statement on Form S-8 relating to the issuance of common shares under the Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as is practicable after approval of the Plan by the Corporation’s stockholders.
New Plan Benefits
      It is not possible to determine specific amounts that may be awarded in the future under the Plan.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors recommends a vote FOR the approval of the
USG Corporation Long-Term Incentive Plan.

Equity Compensation Plan Information
      The following table sets forth information about the Corporation’s common stock that may be issued under all of the Corporation’s equity compensation plans, including the Long-Term Incentive and Omnibus Management Incentive Plans. The table also includes the Stock Compensation Program for Non-Employee Directors, which does not contain an established pool of any remaining authorized shares. The table does not reflect the shares that will be authorized under the proposed Long-Term Equity Plan if it is approved by stockholders at the annual meeting.

Number of Securities
	to be Issued Upon	Weighted Average
	Exercise of	Exercise Price of
	Outstanding Options	Outstanding Options
Plan Category	and Rights (1)	and Rights (2)

Equity compensation plans approved by stockholders	472,304	$44.79
Equity compensation plans not approved by stockholders	—	—

Total	472,304	$44.79

(1)	Includes shares underlying deferred stock units granted to non-employee directors under the Stock Compensation Program for Non-Employee Directors, which was originally approved by shareholders in 1995. The number of deferred stock units included in the “Equity compensation plans approved by stockholders” row reflects the number of shares payable under the plan prior to the most recent amendment. Effective July 1, 2005, the only benefit provided under the plan is a $30,000 annual grant, which the non-employee directors can elect to receive in cash, USG shares or deferred stock units. The deferred stock units are deferrable, at the election of the director, in accordance with procedures established under the Plan.

(2)	Does not take into consideration the deferred stock units because there is no related exercise price.

AUDIT COMMITTEE REPORT
      The Audit Committee of the Board of Directors has:

•	Reviewed and discussed the audited financial statements with management;

•	Discussed with Deloitte & Touche LLP, the Corporation’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61; and

•	Received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, and discussed with Deloitte & Touche LLP its independence and considered whether the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining its independence.

•	In reliance on the review and discussions referred to above, recommended to the Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005.
      This report is submitted by the members of the Audit Committee:

Robert L. Barnett, Chair
Keith A. Brown
Lawrence M. Crutcher
Marvin E. Lesser
John B. Schwemm
Judith A. Sprieser
Fees Paid to the Independent Registered Public Accounting Firm
      The following is a summary of the fees billed to USG Corporation by Deloitte & Touche LLP, the member firms of Deloitte Touche Tomatsu, and their respective affiliates (collectively, “Deloitte”) for professional services rendered for the years ended December 31, 2005 and 2004:

Fee Category (thousands)	2005	2004

Audit Fees	$1,863	$1,798
Audit-Related Fees	409	162
Tax Fees	674	726
All Other Fees	—	3

Total Fees	2,946	2,689
      Audit Fees: Consists of fees billed for professional services rendered for the integrated audit of USG Corporation’s consolidated financial statements and internal controls over financial reporting and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements.

      Audit-Related Fees: Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of USG Corporation’s consolidated financial statements and are not reported under “Audit Fees.” These services include consultations concerning financial accounting and reporting standards, bankruptcy-related services, the Sarbanes-Oxley Act, and due diligence.
      Tax Fees: Consists of fees billed for professional services related to tax compliance and other tax services. Fees for tax compliance services, which included assistance regarding federal, state, international and real estate tax compliance, amounted to $559,000 in 2005 and $243,000 in 2004. Fees for other tax services, which primarily included tax audit support, international tax planning and preparation of expatriate tax returns for employees on international job assignments, amounted to $115,000 in 2005 and $483,000 in 2004.
      All Other Fees: Consists of fees for various services other than those reported above.
      The Audit Committee’s policy for approval of audit and non-audit services to be performed by the Corporation’s independent registered public accounting firm is attached hereto as Annex A.

PERFORMANCE GRAPH
      The following graph and table compare the cumulative total stockholder return on the Corporation’s Common Stock with the Standard and Poor’s 500 Index (the “S&P 500”) and a peer group of companies in the building materials industry selected by the Corporation for purposes of comparison and described more fully below (the “Building Materials Group”), in each case assuming an initial investment of $100 and full dividend reinvestment, for the five-year period ended December 31, 2005.

	Dec. 31, 2000	Dec. 31, 2001	Dec. 31, 2002	Dec. 31, 2003	Dec. 31, 2004	Dec. 31, 2005

USG Corporation	$100	$25	$38	$74	$179	$289
S&P 500	100	88	69	88	98	103
Building Materials Group	100	108	95	130	162	156
All amounts rounded to nearest dollar.
      The Building Materials Group comprises the following 12 publicly traded companies in the building materials industry for all periods reflected in the performance graph: Ameron International, Inc., Apogee Enterprises, Inc., Armstrong Holdings, Inc., Butler Manufacturing Co., Crane Co., Elkcorp, Fluor Corp., International Aluminum Corp., Masco Corp., Owens Corning, Perini Corp., and PPG Industries, Inc.
      Johns Manville Corporation and Thomas Industries, previously included in the Corporation’s peer group of companies, have been omitted because at least five years have lapsed since their acquisition by a third party.

PROPOSAL NO. 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
      The firm of Deloitte & Touche LLP, headquartered in Wilton, Connecticut, began examining the financial statements of the Corporation in 2002. The following resolution will be presented at the meeting to ratify the appointment by the Audit Committee of the firm of Deloitte & Touche LLP, as the Corporation’s independent registered public accounting firm, to examine the financial statements of the Corporation and audit the Corporation’s internal control over financial reporting for the current year ending December 31, 2006, and to perform other related accounting services.

RESOLVED: That the appointment by the Audit Committee of the Board of Directors, of Deloitte & Touche LLP, as the independent registered public accounting firm of the Corporation for the current year ending December 31, 2006, is hereby ratified, approved, and confirmed.
      The Corporation has been advised by Deloitte & Touche LLP that no member of the firm has any financial interest, either direct or indirect, in the Corporation, or has any connection with the Corporation in any capacity other than that of public accountants. A member of Deloitte & Touche LLP will be present at the meeting to answer questions by stockholders and will have the opportunity to make a statement if he or she so desires.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors recommends a vote FOR the approval of Deloitte & Touche LLP as independent registered public accountants for USG Corporation.
ADDITIONAL INFORMATION
      The Corporation will bear the cost of the annual meeting and the cost of this proxy solicitation, including mailing costs. In addition to solicitation by mail, directors, officers, and regular employees of the Corporation may solicit proxies by telephone or otherwise, with no specific additional compensation to be paid for such services. The Corporation has retained Georgeson Shareholder Communications Corporation, a subsidiary of Computershare Ltd., to assist in this solicitation at a fee of $9,500, plus reimbursement of normal expenses. The Corporation also will reimburse, upon request, all brokers and other persons holding Common Stock for the benefit of others for their reasonable expenses in forwarding the Corporation’s proxy materials and any accompanying materials to the beneficial owners of Common Stock and in obtaining authorization from beneficial owners to give proxies.
      A copy of the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission, will be sent to any stockholder without charge upon written request to USG Corporation, Attn: Corporate Secretary, 125 South Franklin Street, Chicago, Illinois 60606-4678. A copy of the Corporation’s Annual Report on Form 10-K also may be obtained through the internet at the Securities and Exchange Commission’s website www.sec.gov or USG Corporation’s website www.usg.com.
      The Board does not know of any matter that will be presented for action at the annual meeting other than the matters identified in this proxy statement. If any other matter is properly presented for action, the individuals named in the proxy solicited by the Board intend to vote on it on behalf of the stockholders they represent in accordance with their best judgment.
DEADLINE FOR STOCKHOLDER PROPOSALS
      Stockholder proposals intended for inclusion in the Corporation’s proxy statement relating to the next annual meeting in May 2007 must be received by the Corporation no later than December 1, 2006. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC. Under the Corporation’s by-laws, proposals of stockholders not intended for inclusion in the proxy statement, but intended to be raised at the Corporation’s regularly scheduled annual meeting of stockholders to be held in 2007, including nominations for election as directors of persons other than nominees of the Board of Directors, must be received no earlier than January 1, 2007, nor later than January 31, 2007, and must comply with the procedures outlined in the Corporation’s by-laws, which may be found on the Corporation’s website www.usg.com, or a copy of which is available upon request from the Corporate Secretary, 125 South Franklin Street, Chicago, Illinois 60606-4678. As described elsewhere in this proxy statement, stockholder recommendations of candidates for nominations as directors for the 2007 stockholders meeting must be received by the Corporation no later than December 1, 2006, and must be accompanied by information concerning, among other things, the individual’s business experience and organizations for which the individual serves as a director.

By order of the Board of Directors

J. E. Schaal
Corporate Secretary
Dated: March 31, 2006

Annex A
USG Corporation
Audit Committee Pre-Approval Policy
      The Audit Committee has adopted the following guidelines regarding the engagement of an independent registered public accounting firm to perform audit and non-audit services for USG Corporation (the “Corporation”).
Statement of Principles
      In accordance with Sections 201(a) and 202 of the Sarbanes-Oxley Act of 2002, the Audit Committee pre-approves all audit and non-audit services performed by the independent auditors. The Audit Committee will periodically review and authorize policies and procedures, including pre-approval policies and procedures, for the Corporation to follow in engaging the independent auditors to provide services to the Corporation.
      When the Corporation seeks to engage the independent auditors to provide services not pre-approved in the annual authorization, specific pre-approval of such services must be made by the Audit Committee, or its Chair. Any pre-approval by the Chair must be presented to the Audit Committee at its next regularly scheduled meeting. The independent auditors are not authorized to provide any services that are prohibited by United States Securities and Exchange Commission (the “SEC”) regulation, or any other applicable law or regulation. Additionally, the independent auditors are not allowed to provide any service to the Corporation under a contingent fee arrangement.
Audit Services
      At its March meeting, the Audit Committee will review and approve the independent auditors’ plan for the year outlining the scope of audit services (including statutory audit engagements as required under local country laws) to be performed for the year, the proposed fees and the related engagement letter. During the remainder of the year, the Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, the Corporation’s structure or other matters.
      Audit services include the annual audits of the Corporation’s internal controls and consolidated financial statements and quarterly reviews of the Corporation’s consolidated financial statements, all in accordance with generally accepted auditing standards. Audit services also include statutory audits of the Corporation’s subsidiaries as required by local country laws.
      Audit services also may include services related to the issuance of comfort letters, consents, the review of registration statements filed with the SEC, and the review of, or consultation related to, non-ordinary transactions that may arise during the year. These other audit services may be approved from-time-to-time by the Audit Committee in the same manner as the pre-approval of non-audit services described below.

Non-Audit Services
      The Audit Committee supports the Corporation’s efforts to transition to service providers other than the Corporation’s independent auditors except where that is not reasonably advisable. In cases where management believes that the Corporation’s independent auditors should be used for non-audit services, management will submit to the Audit Committee for approval annually at its November meeting, a detailed list of particular non-audit services that it recommends the Audit Committee engage the independent auditors to provide during the following calendar year, as well as detailed backup documentation to the extent necessary to inform the Audit Committee of each of the specific services proposed to be provided. Management and the independent auditors will each confirm to the Audit Committee that each non-audit service on the list is permissible under applicable legal requirements, including the SEC’s rules regarding auditor independence. In addition to the list of planned non-audit services, a related budget for expenditures for each non-audit service for the following calendar year will be provided. The budget for non-audit services will reflect the Corporation’s policy that fees for non-audit work related to tax planning and other services generally should not exceed the fees for audit, audit-related and tax compliance services.
      The Audit Committee will evaluate the non-audit services recommended by management and assess whether the provision of such services is consistent with appropriate principles of auditor independence and such other factors that the Audit Committee considers relevant, including the principles that (1) the auditor cannot function in the role of management, (2) the auditor cannot audit his or her own work and (3) the auditor cannot serve in an advocacy role for the Corporation. Based on such evaluation, the Audit Committee will determine whether to approve each non-audit service and the budget for each approved service.
      Management is responsible for monitoring the non-audit services provided and the level of related fees against the pre-approval authorization, and will report each actual service provided and a comparison of actual versus pre-approved fees for such service to the Audit Committee on a periodic basis and no less frequently than annually. The independent auditor also will monitor its actual services and fees against the pre-approval authorization and advise management if it is reasonably likely that the level of pre-approved fees for any particular service may need to be exceeded or if it believes that a requested service is not consistent with the pre-approval authorization of the Audit Committee. Any reasonably likely budget overrun, as well as any unresolved question regarding whether a requested service has been pre-approved, shall be reported to the Audit Committee, or its Chair, as promptly as is appropriate under the circumstances, and in any event, no later than the next regularly scheduled Audit Committee meeting.
To ensure prompt handling of unexpected matters, the Audit Committee delegates to the Chair the authority to amend or modify the list of approved non-audit services and related fees. The Chair will report to the Audit Committee at its next meeting any approval so given.
      Non-audit services include the following:
      Audit-Related Services — These include assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and that are traditionally performed by the independent auditors. Audit-related services may include, among other things, assistance related to the internal control reporting requirements prescribed under Section 404 of the Sarbanes-Oxley Act of 2002, due diligence related to acquisitions, joint ventures and dispositions, attest services that are not required by statute, and consultations concerning financial accounting and reporting matters not related to the current-year audit.
      Tax Services — Tax services may include, but are not limited to, services such as international tax compliance services, property tax services, expatriate tax services, domestic and international tax planning and tax advice related to acquisitions, joint ventures and dispositions. The Audit Committee will normally not permit the retention of the independent auditors in connection with a transaction initially recommended by the independent auditors, the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.
      Other Services — The Audit Committee also may grant pre-approval to other permissible non-audit services in situations that it considers appropriate.
Prohibited Non-Audit Services
      Non-audit service categories that are prohibited, including those listed under Section 201 of the Sarbanes-Oxley Act of 2002 and Rule 2-01(c)(4) of Regulation S-X and further defined in the regulations, are identified below:

1.	Bookkeeping or Other Services Related to the Corporation’s Accounting Records or Financial Statements

2.	Financial Information Systems Design and Implementation

3.	Appraisal or Valuation Services, Fairness Opinion or Contribution-in-Kind Reports

4.	Actuarial Services

5.	Internal Audit Outsourcing Services

6.	Managerial Functions

7.	Human Resources

8.	Broker-Dealer, Investment Advisor or Investment Banking Services

9.	Legal Services

10.	Expert Services

11.	Services related to marketing, planning or opining in favor of the tax treatment of a confidential or “aggressive” transaction, including listed transactions

12.	Tax services to certain members of management who serve in financial reporting oversight roles at the audit client or to the immediate family members of such individuals
      The foregoing list is subject to the SEC’s rules and relevant interpretive guidance concerning the precise definitions of these services and the potential applicability of exceptions to certain of the prohibitions.

Annex B
USG CORPORATION
MANAGEMENT INCENTIVE PLAN
      1. Purpose. The purposes of the USG Corporation Management Incentive Plan (the “Plan”) are to attract and retain officers of USG Corporation, a Delaware corporation (the “Corporation”), and its participating Subsidiaries and to provide such persons with incentives for superior performance. Incentive Bonus payments made under the Plan are intended to constitute qualified “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and Section 1.162-27 of the Treasury Regulations promulgated thereunder, and the Plan shall be construed consistently with such intention.
      2. Definitions. As used in this Plan:

(a) “Board” means the Board of Directors of the Corporation.

(b) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(c) “Committee” means the Compensation and Organization Committee of the Board or any other committee appointed by the Board to administer the Plan; provided, however, that in any event the Committee shall be comprised of not less than two directors of the Corporation, each of whom shall qualify as an “outside director” for purposes of Section 162(m) of the Code and Section 1.162-27(e)(3) of the Regulations.

(d) “Covered Employee” means a “covered employee” of the Corporation within the meaning of Section 162(m) of the Code and Section 1.162-27(c)(2) of the Regulations.

(e) “Effective Date” means the date of approval of the Plan by the Corporation’s stockholders.

(f) “Eligible Employees” means all of the Corporation’s officers.

(g) “Incentive Bonus” shall mean, for each Eligible Employee, a bonus opportunity amount determined by the Committee pursuant to Section 5 below.

(h) “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Eligible Employees. Management Objectives may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Eligible Employee or of a Subsidiary, division, department or function within the Corporation or a Subsidiary. The Committee may provide, in connection with the setting of the Management Objectives, that any evaluation of performance may include or exclude certain items that may occur during any fiscal year, including, but not limited to the following: (a) asset write downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Corporation’s annual report to stockholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect the Incentive Bonus to Covered Employees, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility. The Management Objectives shall be based on specified levels of, or relative peer company performance in any one or more of the following objectives, or any combination thereof, as determined by the Committee in its sole discretion:

(i) Adjusted net earnings

(ii) Cash flow (including free cash flow)

(iii) Cost of capital

(iv) Cost reduction

(v) Customer service

(vi) Debt reduction

(vii) Earnings and earnings growth (including earnings per share and earnings before taxes and earnings before interest and taxes)

(viii) Economic value added

(ix) Gross profit

(x) Inventory management

(xi) Market share

(xii) Market value added

(xiii) Net income

(xiv) Operating profit and operating income

(xv) Productivity improvement

(xvi) Profit after taxes

(xvii) Project execution

(xviii) Quality

(xix) Recruitment and development of associates

(xx) Reduction of fixed costs

(xxi) Return on assets and return on net assets

(xxii) Return on equity

(xxiii) Return on invested capital

(xxiv) Sales and sales growth

(xxv) Successful start-up of new facility

(xxvi) Successful acquisition/divestiture

(xxvii) Total shareholder return and improvement of shareholder return

(xxviii) Unit volume

(xxix) Unit cost

(xxx) Pricing

(xxxi) Working capital

(i) “Regulations” mean the Treasury Regulations promulgated under the Code, as amended from time to time.

(j) “Subsidiary” means a corporation, company or other entity (i) at least 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but at least 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Corporation.
      3. Administration of the Plan. The Plan shall be administered by the Committee, which shall have full power and authority to construe, interpret and administer the Plan and shall have the exclusive right to establish Management Objectives and the amount of the Incentive Bonus payable to each Eligible Employee upon the achievement of the specified Management Objectives.
      4. Eligibility. Eligibility under this Plan is limited to Eligible Employees, as defined above.
      5. Awards.

(a) Not later than the 90th day of each fiscal year of the Corporation, the Committee shall establish the Management Objectives for each Eligible Employee and the amount of Incentive Bonus payable (or formula for determining such amount) upon full achievement of the specified Management Objectives. The Committee may further specify in respect of the specified Management Objectives, a minimum acceptable level of achievement below which no Incentive Bonus payment will be made and shall set forth a formula for determining the amount of any payment to be made if performance is at or above the minimum acceptable level but falls short of maximum achievement of the specified Management Objectives. The Committee may not modify any terms of awards established pursuant to this section, except to the extent that after such modification the Incentive Bonus would continue to constitute qualified “performance-based compensation” for purposes of Section 162(m) of the Code.

(b) The Committee retains the discretion to reduce the amount of any Incentive Bonus that would be otherwise payable to an Eligible Employee (including a reduction in such amount to zero).

(c) Notwithstanding any other provision of the Plan to the contrary, in no event shall the Incentive Bonus paid to an Eligible Employee under the Plan for a year exceed $4.0 million.
      6. Committee Certification. As soon as reasonably practicable after the end of each fiscal year of the Corporation, the Committee shall determine whether the Management Objective or Objectives have been achieved and the amount of the Incentive Bonus to be paid to each Eligible Employee for such fiscal year and shall certify such determinations in writing.
      7. Payment of Incentive Bonuses. Incentive Bonuses shall be paid within 30 days after written certification pursuant to Section 6, but in no event later than two and a half months from the end of the Corporation’s fiscal year.
      8. No Right to Bonus or Continued Employment. Neither the establishment of the Plan, the provision for or payment of any amounts hereunder nor any action of the Corporation, the Board or the Committee with respect to the Plan shall be held or construed to confer upon any person (a) any legal right to receive, or any interest in, an Incentive Bonus or any other benefit under the Plan or (b) any legal right to continue to serve as an officer or employee of the Corporation or any Subsidiary.
      9. Withholding. The Corporation or a participating Subsidiary shall have the right to withhold, or require an Eligible Employee to remit to the Corporation, an amount sufficient to satisfy any applicable federal, state, local or foreign withholding tax requirements imposed with respect to the payment of any Incentive Bonus and the Corporation or participating Subsidiary shall be entitled to deduct such amounts from the Incentive Bonus hereunder paid.
      10. Nontransferability. Except as expressly provided by the Committee, the rights and benefits under the Plan shall not be transferable or assignable other than by will or the laws of descent and distribution.
      11. Term of the Plan. This Plan shall remain effective until the fifth anniversary of the date of the Effective Date, subject to any further stockholder approvals (or reapprovals) mandated for performance-based compensation under Section 162(m) of the Code, and subject to the right of the Board to terminate the Plan, on a prospective basis only, at any time.

Annex C
USG CORPORATION
LONG-TERM INCENTIVE PLAN
      1. Purpose. The purpose of this Long-Term Incentive Plan is to attract and retain officers and other employees of USG Corporation, a Delaware corporation, and its Subsidiaries and to provide to such persons incentives and rewards for performance.
      2. Definitions. As used in this Plan,

(a) “Appreciation Right” means a right granted pursuant to Section 5 of this Plan, and will include both Free-Standing Appreciation Rights and Tandem Appreciation Rights.

(b) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right or a Tandem Appreciation Right.

(c) “Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 10 of this Plan, such committee (or subcommittee).

(d) “Change in Control” has the meaning set forth in Section 12 of this Plan.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f) “Common Shares” means the shares of common stock, par value $0.10 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

(g) “Company” means USG Corporation, a Delaware corporation and its successors.

(h) “Covered Employee” means a Participant who is, or is determined by the Board to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

(i) “Date of Grant” means the date specified by the Board on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 9 of this Plan will become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).

(j) “Director” means a member of the Board of Directors of the Company.

(k) “Effective Date” means the date of approval of the Plan by the Company’s stockholders.

(l) “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Board that sets forth the terms and conditions of the awards granted. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, with the approval of the Board, need not be signed by a representative of the Company or a Participant.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(n) “Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right.

(o) “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(p) “Incumbent Directors” means the individuals who, as of the Effective Date, are Directors of the Company and any individual becoming a Director subsequent to the Effective Date whose election, nomination for election by the Company’s stockholders, or appointment, was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(q) “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend credits and other awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of a Subsidiary, division, department or function within the Company or a Subsidiary. The Board may provide, in connection with the setting of the Management Objectives, that any evaluation of performance may include or exclude certain items that may occur during any fiscal year, including, but not limited to the following: (i) asset write downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; and (vii) foreign exchange gains and losses. To the extent such inclusions or exclusions affect the awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility. The Management Objectives applicable to any award to a Covered Employee will be based on specified levels of, or relative peer company performance in any one or more of the following objectives, or any combination thereof, as determined by the Board in its sole discretion:

(i) Adjusted net earnings

(ii) Cash flow (including free cash flow)

(iii) Cost of capital

(iv) Cost reduction

(v) Customer service

(vi) Debt reduction

(vii) Earnings and earnings growth (including earnings per share and earnings before taxes and earnings before interest and taxes)

(viii) Economic value added

(ix) Gross profit

(x) Inventory management

(xi) Market share

(xii) Market value added

(xiii) Net income

(xiv) Operating profit and operating income

(xv) Productivity improvement

(xvi) Profit after taxes

(xvii) Project execution

(xviii) Quality

(xix) Recruitment and development of associates

(xx) Reduction of fixed costs

(xxi) Return on assets and return on net assets

(xxii) Return on equity

(xxiii) Return on invested capital

(xxiv) Sales and sales growth

(xxv) Successful start-up of new facility

(xxvi) Successful acquisition/divestiture

(xxvii) Total shareholder return and improvement of shareholder return

(xxviii) Unit volume

(xxix) Unit cost

(xxx) Pricing

(xxxi) Working capital

If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related levels of achievement, in whole or in part, as the Board deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Board will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Covered Employee.

(r) “Market Value per Share” means, as of any particular date, the closing sales price of the Common Shares or, as determined by the Board, the average closing sales price of the Common Shares over a period of time, either before or after any particular date, of one to ten days, as reported on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Shares are listed. If there is no regular trading market for such Common Shares, the Market Value per Share shall be determined by the Board.

(s) “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(t) “Option Price” means the purchase price payable on exercise of an Option Right.

(u) “Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 of this Plan.

(v) “Participant” means a person who is selected by the Board to receive benefits under this Plan and who is at the time an officer or other employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in such capacities within 90 days of the Date of Grant.

(w) “Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

(x) “Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

(y) “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Board.

(z) “Plan” means this USG Corporation Long-Term Incentive Plan, as may be amended from time to time.

(aa) “Restricted Stock” means Common Shares granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(bb) “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.

(cc) “Restricted Stock Unit” means an award made pursuant to Section 7 of this Plan of the right to receive Common Shares or cash at the end of a specified period.

(dd) “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

(ee) “Subsidiary” means a corporation, company or other entity (i) at least 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but at least 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, at least 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

(ff) “Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right.

(gg) “Voting Stock” means securities entitled to vote generally in the election of directors.
      3. Shares Available Under the Plan.

(a) Maximum Shares Available Under Plan. Subject to adjustment as provided in Section 11 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) in payment of Restricted Stock and released from substantial risks of forfeiture thereof, (iii) as Restricted Stock Units, (iv) in payment of Performance Shares or Performance Units that have been earned, (v) as awards contemplated by Section 9 of this Plan, or (vi) in payment of dividend equivalents paid with respect to awards made under the Plan will not exceed in the aggregate 4,100,000 Common Shares. Common Shares covered by an award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant. Without limiting the generality of the foregoing: (A) the number of Common Shares available under this Plan will be adjusted to account for shares relating to awards that expire, are forfeited, terminated or cancelled without the issuance of Common Shares and to awards settled in cash in lieu of Common Shares; (B) if the Option Price of any Option Right granted under the Plan or the tax withholding requirements with respect to any award granted under the Plan are satisfied by tendering shares to the Company (by either actual delivery or attestation), such tendered shares shall again be available for grant under this Plan; and (C) if an Appreciation Right is exercised and settled in Common Shares, the difference between the total shares exercised and the net shares delivered shall again be available for grant under this Plan, with the result being that only the number of Common Shares issued upon exercise of an Appreciation Right are counted against the Common Shares available under the Plan. Shares issued under the Plan may be shares of original issuance or treasury shares or a combination of the foregoing.

(b) Life of Plan Limits. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 4,100,000 Common Shares.

(c) Individual Participant Limits. Notwithstanding anything in this Section 3, or elsewhere in this Plan to the contrary, and subject to adjustment as provided in Section 11 of this Plan:

(i) No Participant will be granted Option Rights or Appreciation Rights, in the aggregate, for more than 600,000 Common Shares during any calendar year.

(ii) No Participant will be granted Restricted Stock or Restricted Stock Units that specify Management Objectives, Performance Shares or other awards under Section 9 of this Plan, in the aggregate, for more than 300,000 Common Shares during any calendar year.

(iii) Notwithstanding any other provision of this Plan to the contrary, in no event will any Participant in any calendar year receive an award of Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $10,000,000.

(d) Exclusion from the Limit. If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the number of shares available in Section 3(a) above.
      4. Option Rights. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Common Shares. Each such grant will be subject to all of the requirements contained in the following provisions:

(a) Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b) Each grant will specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant.

(c) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) by a combination of such methods of payment, or (iv) by such other methods as may be approved by the Board.

(d) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(e) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f) Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable. A grant of Option Rights may provide for the earlier exercise of such Option Rights in the event of the retirement, death or disability of a Participant or a Change in Control.

(g) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(h) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i) The exercise of an Option Right will result in the cancellation on a share- for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

(j) No Option Right will be exercisable more than 10 years from the Date of Grant.

(k) Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award shall be subject to this Plan and shall contain such terms and provisions, consistent with this Plan, as the Board may approve.

      5. Appreciation Rights.

(a) The Board may also authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(b) Each grant of Appreciation Rights will be subject to all of the requirements contained in the following provisions:

(i) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(ii) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

(iii) Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv) Any grant may specify that such Appreciation Right may be exercised only in the event of, or earlier in the event of, the retirement, death or disability of a Participant or a Change in Control.

(v) Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

(vi) Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights, identify the related Option Rights (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

(c) Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation. Successive grants of Tandem Appreciation Rights may be made to the same Participant regardless of whether any Tandem Appreciation Rights previously granted to the Participant remain unexercised.

(d) Regarding Free-Standing Appreciation Rights only:

(i) Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which may not be less than the Market Value per Share on the Date of Grant;

(ii) Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii) No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

      6. Restricted Stock. The Board may also authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale will be subject to all of the requirements contained in the following provisions:

(a) Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) Each such grant or sale will provide that the Restricted Stock covered by such grant or sale that vests upon the passage of time will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Board at the Date of Grant and may provide for the earlier lapse of such substantial risk of forfeiture as provided in Section 6(e) below or in the event of the retirement, death or disability of a Participant or a Change in Control.

(d) Each such grant or sale will provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e) Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum level, but falls short of maximum achievement of the specified Management Objectives. The grant of Restricted Stock will specify that, before the termination or early termination of restrictions applicable to such Restricted Stock, the Board must determine that the Management Objectives have been satisfied.

(f) Any such grant or sale of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional shares of Restricted Stock, which may be subject to the same restrictions as the underlying award.

(g) Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve. Unless otherwise directed by the Board, all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

      7. Restricted Stock Units. The Board may also authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale will be subject to all of the requirements contained in the following provisions:

(a) Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Board may specify. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock Units on which restrictions will terminate if performance is at or above the minimum level, but falls short of maximum achievement of the specified Management Objectives. The grant such Restricted Stock Units will specify that, before the termination or early termination of restrictions applicable to such Restricted Stock Units, the Board must determine that the Management Objectives have been satisfied.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) Each grant or sale of Restricted Stock Units will be subject to a Restriction Period as determined by the Board at the Date of Grant, and may provide for the earlier lapse or other modification of such Restriction Period in the event of the retirement, death or disability of a Participant or a Change in Control.

(d) During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Restricted Stock Units and will have no right to vote them, but the Board may at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

(e) Each grant or sale will specify the time and manner of payment of the Restricted Stock Units that have been earned. Any grant or sale may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(f) Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve.
      8. Performance Shares and Performance Units. The Board may also authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives during the Performance Period. Each such grant will be subject to all of the requirements contained in the following provisions:

(a) Each grant will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Covered

Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(b) The Performance Period with respect to each Performance Share or Performance Unit will be such period of time as will be determined by the Board at the time of grant, which may be subject to earlier lapse or other modification in the event of the retirement, death or disability of a Participant or a Change in Control.

(c) Any grant of Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a level or levels of achievement and will set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level or levels, but falls short of maximum achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units will be earned and paid, the Board must determine that the Management Objectives have been satisfied.

(d) Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(e) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

(f) The Board may at the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

(g) Each grant of Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with this Plan, as the Board may approve.

      9. Other Awards.

(a) The Board may, subject to limitations under applicable law, grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Board, and awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The

Board shall determine the terms and conditions of such awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 9 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Common Shares, other awards, notes or other property, as the Board shall determine.

(b) Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9 of this Plan.

(c) The Board may grant Common Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Board.

      10. Administration of the Plan.

(a) This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Compensation and Organization Committee of the Board or any other committee of the Board (or a subcommittee thereof), as constituted from time to time. To the extent of any such delegation, references in this Plan to the Board will be deemed to be references to such committee or subcommittee.

(b) The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or other awards pursuant to Section 9 of this Plan and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive.

(c) The Board or, to the extent of any delegation as provided in Section 10(a), the committee, may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Board, the committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Board, the committee or such person may have under the Plan. The Board or the committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Board or the committee: (i) designate employees to be recipients of awards under this Plan; (ii) determine the size of any such awards; provided, however, that (A) the Board or the Committee shall not delegate such responsibilities to any such officer for awards granted to an employee who is an executive officer or any person subject to Section 162(m) of the Code; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Board or the committee, as the case may be, regarding the nature and scope of the awards granted pursuant to the authority delegated.
      11. Adjustments. The Board shall make or provide for such adjustments in the numbers of Common Shares authorized under the Plan, subject to limits contained in Section 3 of the Plan, and covered by outstanding Option Rights, Appreciation Rights, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of Common Shares covered by other awards granted pursuant to Section 9 hereof, in the Option Price and Base Price, and in the kind of shares covered thereby, as the Board, in its sole discretion may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, extraordinary dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any Change in Control, merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board shall also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(b) will be made only if and to the extent that (i) such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail so to qualify and (ii) such adjustment would not result in negative tax consequences under Section 409A of the Code. Without limiting the generality of the foregoing, in the event that the Company issues warrants or other rights to acquire Common Shares on a pro rata basis to all shareholders, the Board shall make such adjustments in the number of Common Shares authorized under the Plan and in the limits contained herein as it may deem to be equitable, including, without limitation, proportionately increasing the number of authorized Common Shares or any such limit.
      12. Change in Control. For purposes of this Plan, except as may be otherwise prescribed by the Board in an Evidence of Award made under this Plan, a “Change in Control” shall be deemed to have occurred upon the occurrence of any of the following events:

(a) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the then-outstanding Voting Stock of the Company; provided, however, that:

(i) for purposes of this Section 12(a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition of Voting Stock of the Company directly from the Company that is approved by a majority of the Incumbent Directors, (B) any acquisition of Voting Stock of the Company by the Company or any Subsidiary, (C) any acquisition of Voting Stock of the Company by the trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, and (D) any acquisition of Voting Stock of the Company by any Person pursuant to a Business Transaction that complies with clauses (i), (ii) and (iii) of Section 12(c) below;

(ii) if any Person is or becomes the beneficial owner of 20% or more of combined voting power of the then-outstanding Voting Stock of the Company as a result of a transaction described in clause (A) of Section 12(a)(i) above and such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Company representing 1% or more of the then-outstanding Voting Stock of the Company, other than in an acquisition directly from the Company that is approved by a majority of the Incumbent Directors or other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Stock are treated equally, such subsequent acquisition shall be treated as a Change in Control;

(iii) a Change in Control will not be deemed to have occurred if a Person is or becomes the beneficial owner of 20% or more of the Voting Stock of the Company as a result of a reduction in the number of shares of Voting Stock of the Company outstanding pursuant to a transaction or series of transactions that is approved by a majority of the Incumbent Directors unless and until such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Company representing 1% or more of the then-outstanding Voting Stock of the Company, other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Stock are treated equally; and

(iv) if at least a majority of the Incumbent Directors determine in good faith that a Person has acquired beneficial ownership of 20% or more of the Voting Stock of the Company inadvertently, and such Person divests as promptly as practicable but no later than the date, if any, set by the Incumbent Board a sufficient number of shares so that such Person beneficially owns less than 20% of the Voting Stock of the Company, then no Change in Control shall have occurred as a result of such Person’s acquisition; or

(b) a majority of the Board ceases to be comprised of Incumbent Directors; or

(c) the consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of the stock or assets of another corporation, or other transaction (each, a “Business Transaction”), unless, in each case, immediately following such Business Transaction (i) the Voting Stock of the Company outstanding immediately prior to such Business Transaction continues to represent (either by remaining outstanding or by being converted into Voting Stock of the surviving entity or any parent thereof), more than 60% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (ii) no Person (other than the Company, such entity resulting from such Business Transaction, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Transaction) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Transaction, and (iii) at least a majority of the members of the Board of Directors of the entity resulting from such Business Transaction were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Transaction; or

(d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Transaction that complies with clauses (i), (ii) and (iii) of Section 12(c).

(e) Notwithstanding anything in this Plan to the contrary, a Change in Control shall not be deemed to have occurred as a result of the Company’s entry into the Equity Commitment Agreement, dated January 30, 2006, by and between the Company and Berkshire Hathaway Inc. (or any amendment to such agreement as it may be amended from time to time, the “Equity Commitment Agreement”) or the transactions contemplated by the Equity Commitment Agreement.
      13. Non U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.
      14. Transferability.

(a) Except as otherwise determined by the Board, no Option Right, Appreciation Right or other derivative security granted under the Plan shall be transferable by the Participant except by will or the laws of descent and distribution. Except as otherwise determined by the Board, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

(b) The Board may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.
      15. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Shares, and such Participant fails to make arrangements for the payment of tax, the Company shall withhold such Common Shares having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect to satisfy the obligation, in whole or in part, by electing to have withheld, from the shares required to be delivered to the Participant, Common Shares having a value equal to the amount required to be withheld (except in the case of Restricted Stock where an election under Section 83(b) of the Code has been made), or by delivering to the Company other Common Shares held by such Participant. The shares used for tax withholding will be valued at an amount equal to the Market Value per Share of such Common Shares on the date the benefit is to be included in Participant’s income. In no event shall the Market Value per Share of the Common Shares to be withheld and/or delivered pursuant to this Section to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld. Participants shall also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of Option Rights.
      16. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code. This Plan and any grants made hereunder shall be administrated in a manner consistent with this intent, and any provision that would cause this Plan or any grant made hereunder to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Participants). Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) In order to determine for purposes of Section 409A of the Code whether a Participant is employed by a member of the Company’s controlled group of corporations under Section 414(b) of the Code (or by a member of a group of trades or businesses under common control with the Company under Section 414(c) of the Code) and, therefore, whether the Common Shares that are or have been purchased by or awarded under this Plan to the Participant are shares of “service recipient” stock within the meaning of Section 409A of the Code:

(i) In applying Code Section 1563(a)(1), (2) and (3) for purposes of determining the Company’s controlled group under Section 414(b) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Code Section 1563(a)(1), (2) and (3), and

(ii) In applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses under common control with the Company for purposes of Section 414(c) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2.
      17. Amendments.

(a) The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan or (iv) must otherwise be approved by the stockholders of the Company in order to comply with applicable legal requirements or the requirements of the national securities exchange upon which the Common Shares are traded or quoted, then, such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.

(b) The Board will not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Option Right to reduce the Option Price. Furthermore, no Option Right will be cancelled and replaced with awards having a lower Option Price without further approval of the stockholders of the Company. This Section 17(b) is intended to prohibit the repricing of “underwater” Option Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan.

(c) If permitted by Section 409A of the Code, in case of termination of employment by reason of death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to Section 9 subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 14(b) of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(d) Subject to Section 17(b) hereof, the Board may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Board will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Covered

Employee. Subject to Section 11 above, no such amendment shall impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

      18. Governing Law. The Plan and all grants and awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware.
      19. Effective Date/ Termination. This Plan will be effective as of the Effective Date. No grants will be made on or after the Effective Date under the Management Performance Plan of USG Corporation (as amended, the 1995 Long-Term Equity Plan of USG Corporation (as amended) or the Omnibus Management Incentive Plan of USG Corporation (as amended). No grant will be made under this Plan more than 10 years after the Effective Date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.
      20. Miscellaneous Provisions.

(a) The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

(b) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d) Any Evidence of Award may provide, in the event that the Participant engages in any activity that is detrimental to the Company (as such activity may be defined in any Evidence of Award): (i) for the forfeiture of any award granted under the Plan, (ii) that the Participant return to the Company any Common Shares that the Participant has not disposed of that were offered pursuant to the Plan, and/or (iii) that the Participant pay to the Company in cash the difference between any amount actually paid by a Participant for any Common Shares received under the Plan that the Participant has disposed of and the Market Value per Share of the Common Shares on the date the Participant acquired the Common Shares under the Plan.

(e) No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(f) Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder, except that no awards may be granted to an employee while he or she is absent on leave.

(g) No Participant shall have any rights as a stockholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(h) The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(i) Participants shall provide the Company with a written election form setting forth the name and contact information of the person who will have beneficial ownership rights upon the death of the Participant.

(j) If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Board, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board, it shall be stricken and the remainder of this Plan shall remain in full force and effect.

Annual Meeting Admission Ticket
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DESIGNATION (IF ANY)	000000000.000 ext
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ADD 6	Meeting of Stockholders
of USG Corporation
May 10, 2006, 9:00 a.m. Local Time

Third Floor Business Library
125 South Franklin Street
Chicago, Illinois 60606
You must present this ticket (top portion only)
to a USG representative to be admitted to the
USG Corporation Annual Meeting.
PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

Annual Meeting Proxy Card	C0123456789	12345

☐	Please mark this box with an X if your address has changed and print the new address below.	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS)	É

A	Election of Directors - YOUR BOARD OF DIRECTORS RECOMMENDS AVOTE FOR THE LISTED NOMINEES.

1. Nominees:	For	Withhold		For	Withhold

01 - Keith A. Brown	☐	☐	03 - W. Douglas Ford	☐	☐
02 - James C. Cotting	☐	☐	04 - John B. Schwemm	☐	☐

B	Approval of the USG Corporation Management Incentive Plan.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL.
		For	Against	Abstain
2. To consider approval of the USG Corporation Management Incentive Plan.		☐	☐	☐
C	Approval of the USG Corporation Long-Term Incentive Plan.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL.
		For	Against	Abstain
3. To consider approval of the USG Corporation Long-Term Incentive Plan.		☐	☐	☐
D	Ratification of Appointment of Independent Registered Public Accountants

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL.
		For	Against	Abstain
4. Ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for the year ending December 31, 2006.		☐	☐	☐

E	I plan to attend the Annual Meeting.	☐

F	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Sign your name(s) EXACTLY as it or they appear ABOVE. If signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

/ /

■	5 U P X	0 0 8 0 4 3 1	É

This proxy is solicited on behalf of the Board of Directors of USG Corporation for its Annual Meeting of Stockholders on May 10, 2006

The undersigned hereby appoints William C. Foote and J. Eric Schaal, and each or any of them, attorneys, with power of substitution and with powers the undersigned would possess, if personally present, to vote all stock of the undersigned in USG CORPORATION, at the annual meeting of stockholders of USG Corporation, third floor Business Library, 125 South Franklin Street, Chicago, Illinois on May 10, 2006, and any adjournment or postponement thereof, on the matters shown on the reverse side and asset forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE, EXCEPT IF YOU VOTE BY TELEPHONE OR INTERNET.

(Continued and to be signed on reverse side.)

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

• Call toll free 1-866-731-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY

• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 10, 2006.

THANK YOU FOR VOTING